                                  [EXHIBIT 2.1]

                            STOCK PURCHASE AGREEMENT

                                  by and among

                            CAN-AM CARE CORPORATION,

                                 SELFCARE, INC.

                        SELFCARE CONSUMER PRODUCTS, INC.

                                       and

                          THE STOCKHOLDERS PARTY HERETO


                                February 18, 1998

                                TABLE OF CONTENTS

                                                                                        Page
                                                                                        ----

       SECTION 1.  Purchase and Sale ....................................................  1
            (a)    Purchase and Sale of Securities ......................................  1
            (b)    Purchase Price .......................................................  1
            (c)    Transaction Share Adjustment .........................................  3
            (d)    Closing ..............................................................  4

       SECTION 2.  Representations and Warranties of the Company and the Stockholders ...  4
            (a)    Organization, Power and Authority; Effect of Transaction .............  4
            (b)    Financial Information ................................................  6
            (c)    Condition and Title to Properties ....................................  7
            (d)    Compliance with Applicable Laws; Litigation ..........................  7
            (e)    Regulatory Approvals and Consents ....................................  8
            (f)    Intellectual Property ................................................  8
            (g)    Related Transactions .................................................  8
            (h)    Insurance ............................................................  9
            (i)    Tax Matters ..........................................................  9
            (j)    Employee Retirement Income Security Act of 1974 ......................  9
            (k)    Employment Arrangements .............................................. 10
            (l)    Material Agreements .................................................. 10
            (m)    Ordinary Course of Business .......................................... 11
            (n)    Broker or Finder ..................................................... 12
            (o)    Environmental Protection ............................................. 12
            (p)    Accounts Receivable .................................................. 13
            (q)    Products in Warranty ................................................. 13
            (r)    Inventory ............................................................ 13
            (s)    Agreement with P.J. Noyes ............................................ 13
            (t)    Agreement with Cimetra ............................................... 13

       SECTION 3.  Representations and Warranties of the Stockholders ................... 13
            (a)    Capacity; Due Execution .............................................. 14
            (b)    Validity and Enforceability .......................................... 14
            (c)    Title to Securities .................................................. 14
            (d)    Effect of Transaction ................................................ 14
            (e)    Investment ........................................................... 14
            (f)    Exclusive Representations; Due Diligence ............................. 15

       SECTION 4.  Representations and Warranties of the Purchasers ..................... 15
            (a)    Organization and Business; Power and Authority;
                   Effect of Transaction; Ordinary Course of Business ................... 16
            (b)    Capitalization ....................................................... 17
            (c)    The Shares ........................................................... 17
            (d)    Note Issuance ........................................................ 18
            (e)    Investment ........................................................... 18
            (f)    Broker or Finder ..................................................... 19
            (g)    Exclusive Representations; Due Diligence ............................. 19


            (h)    LifeScan ............................................................. 19
            (i)    Litigation ........................................................... 19
            (j)    Regulatory Approvals and Consents .................................... 19
            (k)    SEC Documents; Financial Statements .................................. 20
            (l)    Intellectual Property ................................................ 20
            (m)    Selfcare Material Agreements ......................................... 21
            (n)    Financing  21
            (o)    No Material Adverse Change ........................................... 21

       SECTION 5.  Covenants and Agreements of the Parties .............................. 21
            (a)    Access to Information; Confidentiality ............................... 21
            (b)    Agreement to Cooperate ............................................... 22
            (c)    Public Announcements ................................................. 22
            (d)    Directors' and Officers' Indemnification ............................. 22

       SECTION 6.  Additional Covenants ................................................. 22
            (a)    Covenants of the Company ............................................. 22
            (i)    Interim Conduct of Company Business .................................. 23
            (b)    Covenants of Selfcare ................................................ 24
            (i)    Selfcare Material Agreements ......................................... 24
            (ii)   AMG Payables ......................................................... 24
            (iii)  Below-Market Issuances ............................................... 24

       SECTION 7.  Closing Conditions ................................................... 24
            (a)    Obligations of the Purchasers ........................................ 24
            (b)    Obligations of the Company and the Stockholders ...................... 26

       SECTION 8.  Indemnification ...................................................... 28
            (a)    Survival of Representations and Warranties ........................... 28
            (b)    Indemnification by Stockholders ...................................... 28
            (c)    Indemnification by the Purchasers .................................... 29
            (d)    Minimum Indemnification .............................................. 29
            (e)    Notice and Opportunity to Defend ..................................... 29
            (f)    Exclusive Remedy ..................................................... 29
            (g)    Escrow Agreement ..................................................... 30

       SECTION 9.  Tax Matters .......................................................... 30

       SECTION 10. Definitions .......................................................... 31

       SECTION 11. Miscellaneous ........................................................ 38
            (a)    Nature of Representations and Warranties ............................. 38
            (b)    Entire Agreement ..................................................... 39
            (c)    Rights and Remedies .................................................. 39
            (d)    Expenses ............................................................. 39
            (e)    Termination .......................................................... 39
            (f)    Waivers; Amendments .................................................. 40
            (g)    Assignment; Successors and Assigns ................................... 40


            (h)    Notices .............................................................. 41
            (i)    Severability ......................................................... 42
            (j)    Counterparts ......................................................... 42
            (k)    Section Headings ..................................................... 42
            (l)    Further Acts ......................................................... 42
            (m)    Conflict Among Attachments ........................................... 42
            (n)    Governing Law ........................................................ 43

EXHIBITS

Exhibit A   Form of Note
Exhibit B   Allocation of Purchase Price
Exhibit C   Form of Noncompetition and Confidentiality Agreement
Exhibit D   Right of First Refusal Agreement (AMG)
Exhibit E   Right of First Refusal Agreement (Acquisitions offered to AMG or the Stockholders)
Exhibit F   Management Services Agreement
Exhibit G   Form of Employment Agreement
Exhibit H   Supply Agreement
Exhibit I   Agreement between Selfcare and Robert Oringer
Exhibit J   Opinion of Counsel to the Company and the Stockholders
Exhibit K   Opinion of Counsel to AMG, the AMG Stockholders and certain Stockholders
Exhibit L   Registration Rights Agreement
Exhibit M   Lock-up Agreement
Exhibit N   Opinion of Counsel to the Purchasers
Exhibit O   Escrow Agreement

                            STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT (this "AGREEMENT") made as of February 18, 1998 by and among Can-Am Care Corporation, a New York corporation (the "COMPANY"), each of the undersigned stockholders of the Company (individually, a "STOCKHOLDER" and collectively, the "STOCKHOLDERS"), Selfcare, Inc., a Delaware corporation ("SELFCARE"), and Selfcare Consumer Products, Inc., a Delaware corporation and wholly-owned subsidiary of Selfcare (the "PURCHASER" and collectively with Selfcare, the "PURCHASERS"),

                         W I T N E S S E T H  T H A T:

     WHEREAS, the Company is engaged in the business of distributing home health care products for the care of diabetes and owning and operating the properties and assets associated therewith (the "BUSINESS");

     WHEREAS, the Stockholders own all of the issued and outstanding capital stock, convertible securities and option securities (the "SECURITIES") of the Company;

     WHEREAS, the Purchasers desire to acquire, and each Stockholder desires to sell, the Securities upon the terms and conditions hereinafter set forth; and

     WHEREAS, the Company has agreed to repay certain of its obligations for money borrowed prior to the Closing provided for herein;

     NOW, THEREFORE, in consideration of the premises, of the mutual covenants and agreements herein set forth, and other valuable consideration, the receipt, adequacy and sufficiency whereof are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby covenant and agree as follows:

     SECTION 1. PURCHASE AND SALE.

     (a) PURCHASE AND SALE OF SECURITIES. Subject to the provisions of this Agreement, the Stockholders shall sell the Securities to the Purchasers, and the Purchasers agree to purchase and accept the delivery of the Securities.

     (b) PURCHASE PRICE. In reliance upon the representations and warranties of Stockholders and on the terms and subject to the conditions herein set forth, the Purchasers agree to pay (1) an aggregate amount of cash equal to $13,600,000 less all outstanding interest bearing debt of Can-Am (the "CASH"); and (2) 1,108,333 shares (as adjusted as described in the following paragraph and SECTION 1(c)) (the "SHARES") of the common stock, $.001 par value per share ("COMMON STOCK"), of Selfcare; and (3) a $2,000,000 three year 6% Non-negotiable Subordinated Promissory Note of Selfcare in the form of EXHIBIT A hereto (the "NOTE" and collectively with the Shares and the Cash, the "PURCHASE PRICE") providing among other things that if the average closing prices on the American Stock Exchange (the "AMEX") for the Common Stock during the 90 trading days immediately preceding the maturity date of the Note is between 50% and 100% greater than $9.00 (subject to adjustment as provided in the Note) (the "BASE PRICE"), the principal amount of the Note shall be increased by up to $2,000,000 (prorated between the 50%-100% so that if the increase in the closing price of the Common Stock is 50% or less there shall be no increase in principal amount of the Note and if the increase in the closing price of the Common Stock is 100% or more the principal amount of the Note shall be increased by $2,000,000 (the "POTENTIAL PREMIUM")). In the event of a change of control (as defined in the Note) of Selfcare, the outstanding principal amount of the Note shall become due and payable immediately, but the Potential Premium shall not be due until the maturity date of the Note. At the Closing, as hereinafter defined, Purchasers shall deliver to Stockholders (1) one or more certificates registered in the name of each Stockholder representing the number of Shares to be delivered to such Stockholder in accordance with the schedule set forth on EXHIBIT B hereto, (2) one or more Notes payable to each Stockholder representing the principal amount of Notes to be received by such Stockholder in accordance with the schedule set forth on EXHIBIT B hereto, and (3) the Cash by wire transfer of immediately available funds in such amounts and to the accounts of the Stockholders in accordance with the schedule set forth on EXHIBIT B hereto. At the Closing, the Stockholders shall deliver to the Purchaser all certificates representing the Securities together with duly executed stock powers and such other instruments of transfer as the Purchasers shall request.

     If between the date of this Agreement and the Closing Date the outstanding shares of Selfcare Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the 1,108,333 Shares shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares.

     The Purchase Price shall be adjusted downward or upward to account for the amount, if any, by which Net Assets, as hereinafter defined, of the Company as of the Closing Date are less than or greater than $1,000,000, as determined based on the "NET ASSETS AUDIT," as hereinafter defined. Any adjustment to the Purchase Price pursuant hereto shall be made by payments in cash. For purposes of this Agreement, "NET ASSETS" shall mean assets less liabilities determined in accordance with GAAP consistent with the Company's past practices.

     A post-closing audit of the Net Assets of the Company (the "NET ASSETS AUDIT") shall be completed by the accounting firm Arthur Andersen LLP and communicated in writing to Stockholders no later than six months after the Closing Date, as hereinafter defined; PROVIDED, that if Arthur Andersen LLP is not able to complete the Net Assets Audit for any reason, the Net Assets Audit shall be conducted by another "big six" accounting firm mutually acceptable to the Purchasers and the Stockholders. If one or more of the Stockholders disagrees with the result of the Net Assets Audit, such Stockholders shall inform Purchasers of such disagreement in writing within ten business days after results of the Net Assets Audit are communicated to Stockholders. Purchasers and such Stockholders shall attempt to resolve their differences through good faith negotiation. If Purchasers and such Stockholders are unable to resolve such disagreement within twenty days after such Stockholders inform Purchasers of their disagreement with the results of the Net Assets Audit, the disagreement will be submitted to a binding third-party audit, with costs to be shared equally by Purchasers and such Stockholders. Such audit shall be conducted by an auditor (the "THIRD PARTY AUDITOR") who (1) shall be selected by the then current managing partner of the Boston office of a nationally recognized accounting firm agreed upon by Purchasers and such Stockholders and (2) shall possess a minimum of 10 years' experience in accounting and auditing.

     The Third Party Auditor shall resolve all disputed matters specified in any notice of disagreement within 30 business days of the date that such matters are referred to such Third Party Auditor, and its decision shall be final and binding upon the Purchasers, the Company and the Stockholders.

     Any upward or downward adjustment made to the Purchase Price pursuant to this SECTION 1(b) shall be made on the tenth business day following the date upon which the determination of Net Assets becomes final and binding upon the parties, or at such other time as the parties may agree in writing.

     (c) TRANSACTION SHARE ADJUSTMENT. The 1,108,333 shares of Selfcare Common Stock delivered to the Stockholders (for purposes of the following paragraphs of this SECTION 1(c), the "SELFCARE SHARES") shall be adjusted as follows:

           (i) If by June 30, 1998 (and provided the closing of such "Transaction" (as defined below) occurs no later than August 31, 1998) Selfcare enters into a definitive purchase and sale agreement to sell all or a substantial portion of its assets representing more than fifty-one percent (51%) of the value of all assets of Selfcare as of the date of the Transaction, or to sell the stock of Selfcare or a subsidiary or spin-off of Selfcare where the sale of such subsidiary or spin-off represents the sale of more than fifty-one percent (51%) of the value of all assets of Selfcare as of the date of the Transaction, in a transaction or series of related transactions (a "TRANSACTION") in which the Stockholders would retain or receive (i) cash, (ii) securities of Selfcare or a subsidiary or spin-off of Selfcare and/or (iii) securities of the acquirer ("OTHER SECURITIES"), and the value of such consideration exceeds $14,820,000 (as determined below) upon the closing of such Transaction, the Selfcare Shares will be subject to the following adjustment, which adjustment will be made, at Selfcare's election, simultaneously with or immediately prior to the consummation of the Transaction:

                  (A) For purposes of this SUBSECTION 1(c)(i), the "CONSIDERATION PREMIUM" of the Selfcare Shares shall be the total value of the Selfcare Shares (based on the average of the Selfcare closing share price for the five (5) trading days immediately preceding the closing date of a Transaction (the "SELFCARE SHARE PRICE")) less $14,820,000.

                  (B) Each of the Stockholders shall deliver back to the Company on the closing date of the Transaction the portion of the Consideration Premium received by him by delivery of that number of Selfcare Shares having a value equal to his PRO RATA share of the Consideration Premium divided by the Selfcare Share Price.

           (ii) If no Transaction occurred as provided in SUBSECTION 1(c)(i) above, and if by October 31, 1998 (and provided the closing of such Transaction occurs no later than December 31, 1998) Selfcare enters into a definitive purchase and sale agreement relating to a Transaction in which the Stockholders would retain or receive (i) cash, (ii) securities of Selfcare or a subsidiary or spin-off of Selfcare and/or (iii) Other Securities, and the value of such consideration exceeds $17,100,000 (as determined below) upon the closing of such Transaction, the Selfcare Shares will be subject to the following adjustment, which adjustment will be made, at Selfcare's election, simultaneously with or immediately prior to the closing date of the Transaction:

                  (A) For purposes of this SUBSECTION 1(c)(ii), the "CONSIDERATION PREMIUM" of the Selfcare Shares shall be the total value of the Selfcare Shares (based on the Selfcare Share Price) less $17,100,000.

                  (B) Each of the Stockholders shall deliver back to the Company on the closing date of the Transaction the portion of the Consideration Premium received by him by delivery of that number of Selfcare Shares having a value equal to his PRO RATA share of the Consideration Premium divided by the Selfcare Share Price.

     If any Stockholder should sell any of his Selfcare Shares prior to the closing date of a Transaction, the number of Selfcare Shares and the dollar amounts of $14,820,000 and $17,100,000 shall be appropriately reduced to account for such sale. After the earlier of a public announcement by Selfcare of a Transaction or the date on which a Stockholder receives knowledge of a Transaction, the Stockholders shall not sell or otherwise transfer any Selfcare Shares until the closing or abandonment of such Transaction.

     The intent of this SECTION 1(c) is to limit the gain realized by the Stockholders in the Selfcare Shares to 30% if a Transaction described in SUBSECTION 1(c)(i) occurs and to 50% if a Transaction described in SUBSECTION 1(c)(ii) occurs, so that in either such case each Stockholder would return his PRO RATA share of the Consideration Premium (in the form of Selfcare Shares) to Selfcare as provided above.

     (d) CLOSING. Subject to the satisfaction or waiver of the conditions set forth in SECTION 6 below, the purchase of the Securities shall be made at a closing (the "CLOSING") to be held at the offices of Foley, Hoag & Eliot LLP, One Post Office Square, Boston, MA 02109, on February 17, 1998, or at such other time and on such other date as the Purchasers, the Company and the Stockholders may mutually agree (the "CLOSING DATE").

     SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE STOCKHOLDERS. The Company and the Stockholders, jointly and severally, hereby represent and warrant to the Purchasers as follows:

     (a)   ORGANIZATION, POWER AND AUTHORITY; EFFECT OF TRANSACTION.

           (i) The Company (A) is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, (B) has all requisite power and authority (corporate and other) to own or hold under lease its properties and to conduct its business as now conducted, and (C) has been duly qualified and is authorized to do business and is in good standing as a foreign corporation in each jurisdiction (a true and correct list of which is set forth on SCHEDULE 2(A)) in which the character of its property or the nature of its business or operations requires such qualification or authorization, except where the failure to so qualify does not, in the aggregate, have a Material Adverse Effect on the Company.

           (ii) The Company has all requisite power and authority (corporate and other) in order to enable it to execute and deliver, and to perform its obligations under, this Agreement and each agreement, instrument or other document executed or required to be executed pursuant hereto including, but not limited to the Note, the Registration Rights Agreement among Selfcare and the Stockholders, Employment Agreements between each of Robert Oringer and Herb Cover and Selfcare, the Escrow Agreement among State Street Bank and Trust Company (the "ESCROW AGENT"), the Purchasers, the Company and the Stockholders, the Supply Agreement between the Company and A.M.G. Medical Inc. ("AMG"), and the Management Services Agreement between the Company and AMG, each dated as of the Closing Date, (collectively, the "OTHER AGREEMENTS"), and the execution, delivery and performance of this Agreement and each agreement, instrument or other document executed or required to be executed pursuant hereto have been duly and validly authorized by all requisite corporate or other action. This Agreement has been, and as of the Closing Date each Other Agreement to which the Company is a party will be, duly executed and delivered by the Company and constitutes, and each agreement, instrument or other document executed or required to be executed pursuant hereto when executed and delivered by the Company will constitute, legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as: (A) the enforceability thereof may be limited by bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other laws of general applicability affecting the enforcement of creditors' or secured parties' rights or debtors' obligations generally, (B) the availability of specific performance or other equitable remedies may be limited by equitable principles of general applicability (whether such matter is considered in a proceeding at law or in equity), and (C) the indemnification provisions with respect to securities law matters may be limited by applicable securities laws or principles of public policy.

           (iii) Except as set forth on SCHEDULE 2(A), neither the execution and delivery of this Agreement, the Other Agreements to which the Company is a party or any other agreement, instrument or other document executed or required to be executed pursuant hereto, nor the consummation of the transactions herein contemplated nor compliance with the terms, conditions and provisions hereof by the Company:

                  (A) will conflict with, or result in a breach or violation of, or constitute a default under, the Certificate of Incorporation or By-Laws of the Company or any Applicable Law on the part of the Company or will conflict with, or result in a breach or violation of, or constitute a default under, or permit any other party to terminate, or permit the acceleration of any obligation or liability in, or, but for any requirement of giving of notice or passage of time or both, would constitute such a conflict with, breach orviolation of, or default under, or permit any such termination or acceleration in, any agreement to which the Company is a party or by which it or its property is bound, except where such conflicts, breaches, violations or defaults described in this paragraph do not, in the aggregate, have a Material Adverse Effect on the consummation of the transactions contemplated hereby or the Company;

                  (B) will result in or permit the creation or imposition of any Lien upon any property now owned or leased by the Company; or

                  (C) will require any Governmental Authorization or Governmental Filing.

           (iv) The Company does not have any Subsidiaries nor does the Company have any investment in any Person.

           (v) The authorized and outstanding capital stock of the Company and the ownership thereof will as of the Closing Date be as set forth on
SCHEDULE 2(a). All issued and outstanding Securities are duly authorized, validly issued, fully paid, non-assessable and free from any restrictions on transfer, and are not subject to any preemptive or similar rights, except (A) as set forth on SCHEDULE 2(a) and (B) for restrictions imposed by federal or state securities or "blue-sky" laws. Except as set forth on SCHEDULE 2(a), (X) there is neither outstanding nor has the Company agreed to grant or issue any shares of its capital stock or any Option Security or Convertible Security and (Y) the Company is not a party to and is not bound by any agreement, put or commitment pursuant to which it is obligated to purchase, redeem or otherwise acquire any shares of capital stock or any Option Security or Convertible Security. All issued and outstanding shares of capital stock of the Company were issued (A) in transactions exempt from the registration provisions of the Securities Act of 1933, as amended (the "SECURITIES ACT"), and (B) in compliance with or in transactions exempt from the registration provisions of applicable state securities or "blue-sky" laws.

     (b) FINANCIAL INFORMATION. The Company has heretofore furnished to the Purchasers true, correct and complete copies of the financial statements of the Company for each of the fiscal years ended

May 31, 1996 and May 31, 1997 and the interim period thereafter ended December 31, 1997 (the "FINANCIAL STATEMENTS"). Except as set forth on SCHEDULE 2(b), the Financial Statements, including in each case the notes thereto, have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, except as otherwise noted therein, and fairly present the financial condition and results of operations of the Company, on the bases therein stated, as of the respective dates thereof, and for the respective periods covered thereby subject, in the case of unaudited financial statements, to normal year-end audit adjustments and accruals. Between the date of the most recent financial statements forming part of the Financial Statements and the date of this Agreement, except to the extent described on SCHEDULE 2(b), there has been no Material Adverse Change in the Company. Except as set forth in the December 31, 1997 balance sheet forming part of the Financial Statements (the "MOST RECENT BALANCE SHEET"), there are no material liabilities of the Company, whether accrued, absolute, contingent or otherwise (including, without limitation, claims relating to product liability, liabilities as guarantor or otherwise with respect to obligations of any other Person, or liabilities for Taxes due or then accrued or to become due), of a nature required by GAAP to be set forth in the Financial Statements, or the notes thereto, except for liabilities which have arisen in the ordinary course of business of the Company since the date of the Most Recent Balance Sheet and except as contemplated by this Agreement and the Related Agreements. SCHEDULE 2(b) sets forth certain adjustments made to the Financial Statements for the most recent fiscal year of the Company (the "ADJUSTMENTS"). The Adjustments refer to actual payments made by the Company during the fiscal year ended May 31, 1997, and, giving effect to the Adjustments, the Company had adjusted earnings before interest, taxes, depreciation and amortization of $3,138,952 in its most recent fiscal year.

     (c) CONDITION AND TITLE TO PROPERTIES. The Company owns no real property and has good indefeasible and merchantable title to all assets, tangible and intangible, reflected on the Most Recent Balance Sheet or used by the Company, if not so reflected, or acquired by the Company since such date, except inventory sold and other tangible personal property used up or retired since such date, in each case in the ordinary course of business, free and clear of all Liens, except such as are reflected in such balance sheet, or the notes thereto, or set forth on SCHEDULE 2(c), or which do not, in the aggregate, have a Material Adverse Effect on the Company. SCHEDULE 2(c) contains a list of all real property leased by the Company and all leases of real property as of the date hereof, true, correct and complete copies of which have been provided to Purchasers. The Company is not in material default in the performance, observance or fulfillment of any obligation, covenant or condition contained in any such lease. SCHEDULE 2(c) contains a list setting forth all Material items of tangible assets owned or leased by the Company as of the date hereof. All tangible properties and assets valued at over $5,000 owned or leased by the Company are in satisfactory operating condition and repair, ordinary wear and tear excepted, have been maintained in accordance with reasonable business practice and are adequate for the operation of the Business as currently conducted.

     (d)   COMPLIANCE WITH APPLICABLE LAWS; LITIGATION.

           (i) Except as set forth on SCHEDULE 2(d), the Company is presently, and has been for the past five (5) years, in compliance in all material respects, with all Applicable Laws, except where the failure to comply could not be reasonably expected to have a Material Adverse Effect. The Company has not:

               (A) offered, made or agreed to make any contribution, payment, or gift of funds or property to any governmental official, employee or agent where either the contribution, payment or gift or purpose thereof was illegal under any Applicable Law;

               (B) established or maintained or agreed to establish or maintain any unrecorded fund or material asset for any purpose, or made any false entries on any books or records for any reason; or

               (C) offered, made or agreed to make any contribution, or reimbursed any political gift or contribution made by any other person, to any candidate for federal, state, local or foreign public office where such contribution or reimbursement or the purpose thereof was illegal under any Applicable Law.

           (ii) The Company has filed in a timely manner all reports, documents, and other materials that are or were required to be filed (and the information contained therein was correct and complete in all respects) under all Applicable Laws, including Section 1877 of the Social Security Act, except to the extent that non-compliance with any such Applicable Law could not, individually or in the aggregate, have a Material Adverse Effect on the Company.

     SCHEDULE 2(d) contains a brief description of all litigation or legal or other actions, suits, proceedings or investigations, at law or in equity or admiralty, or before any federal, state, municipal or other governmental department (including, without limitation, the National Labor Relations Board), commission, board, agency or instrumentality, domestic or foreign, in which the Company or any of its officers or directors, in such capacity, is engaged as of the date hereof, or, to the knowledge of the Company and Stockholders as of the date hereof, with which the Company or any of its officers or directors is threatened in connection with the business or affairs or properties or assets of the Company.

     (e) REGULATORY APPROVALS AND CONSENTS. Set forth on SCHEDULE 2(e) is a true and complete list of all Regulatory Approvals and Consents possessed by the Company, the failure of which to have would, singly or in the aggregate, have a Material Adverse Effect. The Company has, and is in material compliance with, all of the Regulatory Approvals and Consents which are required to carry on the Business as currently conducted. None of the Regulatory Approvals or Consents set forth on SCHEDULE 2(e) requires the consent or filing of any third party in order for such Regulatory Approval or Consent to continue to be in effect after the Closing Date.

     (f) INTELLECTUAL PROPERTY. The present and planned future conduct of business by the Company is not materially dependent upon any one or more trade secrets, patents, trademarks, trade names, service marks or copyrights (the "INTELLECTUAL PROPERTY"). The Company owns or has rights to use its Intellectual Property adequate to operate its business as currently operated and as contemplated to be operated. There are no Claims of any Person pertaining to any of the Intellectual Property, no proceedings have been instituted, are pending or, to the Company's knowledge, threatened which challenge the Company's rights in respect to any of the Intellectual Property, and to the Company's knowledge, the Intellectual Property does not infringe upon or otherwise violate the rights of any other Person or to the Company's knowledge is not being infringed or violated by any other Person. SCHEDULE 2(f) sets forth a true, correct and complete list of all the Intellectual Property of the Company, and no licenses, sublicenses or agreements pertaining to any of the Intellectual Property are in effect, except as set forth on SCHEDULE 2(f).

     (g) RELATED TRANSACTIONS. SCHEDULE 2(g) sets forth a list of all agreements or transactions between the Company and any of its officers, directors or Stockholders, or to the knowledge of the Company any Affiliate of any thereof (including descriptions of each agreement or transaction in the ordinary course of business between the Company and AMG), now existing or which, at any time since

June 1, 1995, existed or occurred, including, without limitation, any informal or oral agreements or understandings and any agreement or transaction providing for the furnishing of services to or by, providing for rental of property, real, personal or mixed, to or from, or providing for the lending or borrowing of money to or from or otherwise requiring payments to or from, any officer, director or stockholder, or any Affiliate of any thereof, and, except as set forth on SCHEDULE 2(g), each such agreement or transaction is terminable by the Company without further liability to it.

     (h) INSURANCE. The Company maintains such policies of fire and casualty, liability and other forms of insurance in such amounts, with such deductibles and against such risks and losses as are set forth on SCHEDULE 2(h) (the "INSURANCE POLICIES") and will continue such insurance in effect through the Closing (or if such policies are canceled or lapse prior to the Closing, renewals or replacements thereof will be entered into in the ordinary course of business to the extent available on commercially reasonable terms). The Company is not in default with respect to any material provision contained in any such insurance policy now in effect.

     (i) TAX MATTERS. The Company has filed all Tax Returns required to be filed prior to the Closing Date. All Taxes owed by the Company (whether or not shown on any Tax Return) have been paid. The Company (1) has not received any notice of any claims from any Taxing Authority concerning any Tax liability of the Company, (2) has not received any notice of any claim by any Taxing Authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction, (3) has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to any Tax assessment or deficiency, (4) is not a party to any tax allocation or sharing agreement, (5) is not a party to any "safe harbor lease" that is subject to the provisions of Section 168(f)(8) of the Internal Revenue Code as in effect prior to the enactment of the Tax Reform Act of 1986, (6) has not filed a consent under Section 341(f) of the Code concerning collapsible corporations, (7) is not obligated to make any payments, and is not a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Section 280G of the Code, (8) is not and has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code, has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income tax within the meaning of Section 6662 of the Code, and (10) has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party. The provision for taxes on the Most Recent Balance Sheet is sufficient to satisfy all the taxes of any kind of the Company. The Company has not signed any extension agreement with any Taxing Authority. The Company does not expect any Taxing Authority to assess any additional Taxes for any period for which Tax Returns have been filed. Schedule 2(j) lists all federal, state, local and foreign income Tax Returns filed with respect to the Company for taxable periods ended on or after December 31, 1990, and indicates those Tax Returns that have been audited and those Tax Returns that currently are the subject of audit. The Company has delivered to the Purchasers correct and complete copies of all U.S. and foreign income Tax Returns filed by, and all Tax examination reports and statements of deficiencies assessed against or agreed to by, the Company since December 31, 1990. The Company does not have any liability for Taxes of any other person under Section 1.1502-6 of the Treasury Regulations (or any similar provision of U.S. or foreign law) or as a transferee or successor.

     (j) EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974. The Company has no current obligation to make any contribution to any Plans and has had no such obligation for the past 5 years. SCHEDULE 2(j) contains a true, correct and complete list of all Plans.

     (k) EMPLOYMENT ARRANGEMENTS. The Company has no employees, and as such has no obligation or liability, contingent or other, under any Employment Arrangement.

     (l) MATERIAL AGREEMENTS. Except as described on SCHEDULE 2(l), the Company is not, as of the date of this Agreement, a party to or bound by any:

           (i) (A) lease or similar agreement under which the Company is lessee of, or holds or uses, any machinery, equipment, vehicle or other tangible personal property owned by a third party; (B) continuing contract for the future purchase of materials, supplies or equipment; (C) management, service, consulting or other similar type of contract; (D) distribution or sales agency agreement or arrangement; or (E) advertising agreement or arrangement, in any such case which has an aggregate future liability in excess of $25,000 or which is not terminable by the Company on not more than 90 days' notice without penalty or premium;

           (ii) agreement or contract under which the Company has borrowed or loaned any money or issued any note, bond, indenture or other evidence of indebtedness or guaranteed indebtedness of others (other than (A) endorsements for the purpose of collection in the ordinary course of business, (B) advances to employees of the Company in the ordinary course of business, and (C) credit terms for customers in the ordinary course of business);

           (iii) mortgage, pledge, security agreement, deed of trust or other document, in each case granting a lien (including, without limitation, liens upon properties acquired under conditional sales, capital leases or other title retention or security devices) securing obligations in excess of $25,000 individually or $100,000 in the aggregate;

           (iv) outstanding commitment by the Company to make a capital expenditure, capital addition or capital improvement involving an amount in excess of $25,000 for any individual commitment or $100,000 in the aggregate;

           (v) continuing contract which requires the Company to sell a minimum amount of materials, supplies and/or equipment in the future;

           (vi) other contract (including, without limitation, partnerships and joint ventures) which purports to limit the freedom of the Company to engage in any line of business in any geographic area; and

           (vii) other Material Agreement.

     True, complete and correct copies if in writing, and if oral, accurate written summaries, of each of the foregoing have been delivered to or made available for review by the Purchasers. To the knowledge of the Company, each Material Agreement of the Company described on SCHEDULE 2(l) is in full force and effect and enforceable in accordance with its terms, except as disclosed on
SCHEDULE 2(l). The Company has not received notice that any party with it to a Material Agreement intends to terminate such agreement. The Company is not (with or without the lapse of time or the giving of notice, or both) in breach or default thereunder and, to the knowledge of the Company, no other party to any of the Material Agreements is (with or without the lapse of time or the giving of notice, or both) in breach or default thereunder.

     (m) ORDINARY COURSE OF BUSINESS. The Company, from the date of the Most Recent Balance Sheet to the date hereof, except as may be described on SCHEDULE 2(m) or as may be required by the terms of this Agreement:

           (i) has operated the Business in the ordinary course;

           (ii) has not sold or otherwise disposed of, or contracted to sell or otherwise dispose of, any of its properties or assets, other than inventory in the ordinary course of its business and non-material amounts of machinery and equipment no longer needed in the operation or business or replaced with assets of like kind or better kind and quality;

           (iii) except in each case in the ordinary course of business, has not incurred any obligations or liabilities;

           (iv) has not discharged or satisfied any Lien or paid any obligation or liability (absolute or contingent), other than current liabilities or obligations under contracts then existing or thereafter entered into in the ordinary course of business and commitments under leases of real property existing on that date or incurred since that date in the ordinary course of business;

           (v) has not materially increased the compensation payable, or to become payable, to any of its officers, employees, advisors, consultants, salesmen or agents, has not otherwise altered, modified or changed in any material respect the terms of the employment or engagement of such persons, and has not entered into Employment Arrangements, other than in the ordinary course of business and on terms and conditions substantially consistent with prior practices;

           (vi) has not suffered any material damage, destruction or loss (whether or not covered by insurance) or any acquisition or taking of property by any Authority;

           (vii) has not issued, sold or purchased, or agreed to issue, sell or purchase, any shares of capital stock or any Convertible Securities or Option Securities;

           (viii) has not declared, made or paid, or agreed to declare, make or pay, any Distribution that would cause the Net Assets to be less than $1,000,000 (including $100,000 in cash) as of the Closing Date;

           (ix) has not mortgaged, pledged or subject to lien or any other encumbrance any of its assets, tangible or intangible; and

           (x) has made no changes in its accounting practices or tax elections.

     (n) BROKER OR FINDER. No Person other than Bear, Stearns & Co., Inc. ("BEAR STEARNS"), assisted in or brought about the negotiation of this Agreement or the subject matter of the transactions contemplated hereby in the capacity of broker, agent or finder or in any similar capacity on behalf of the Company or any of the Stockholders, and, except for the fees and expenses of Bear Stearns, neither any Stockholder nor the Company has incurred any broker's, finder's or similar fees or commissions payable with respect to the transactions contemplated by this Agreement.

     (o) ENVIRONMENTAL PROTECTION. Except as set forth in Schedule(o), and to the knowledge of the Company:

           (i) The Company is in compliance with all applicable Environmental Laws (as such term is defined in ADDENDUM A hereto) except where the failure to comply would have a Material Adverse Effect;

           (ii) The Company has obtained all material permits and approvals required under Environmental Laws, including, without limitation, all material environmental, health and safety permits, licenses, approvals, authorizations, variances, agreements and waivers of federal, state and local governmental authorities ("PERMITS") necessary for the conduct of its business and the operation of its facilities, and all such Permits are in good standing and the Company is in material compliance with all terms and conditions of such Permits except where the failure to comply would have a Material Adverse Effect;

           (iii) Neither the Company nor any of its currently or, to the Company's knowledge, previously owned or leased properties or operations has been named as a potentially responsible party or is subject to any outstanding written order from or agreement with any federal, state or local governmental authority or other person or is subject to any judicial or docketed administrative proceeding respecting (x) Environmental Laws, (y) Remedial Action (as such term is defined in ADDENDUM A hereto) or (z) any material Environmental Liabilities and Costs (as such term is defined in ADDENDUM A hereto) that are reasonably likely to have a Material Adverse Effect;

           (iv) There are no conditions or circumstances associated with the currently or previously owned or leased properties or operations of the Company which may give rise to Environmental Liabilities and Costs that are reasonably likely to have a Material Adverse Effect;

           (v) The Company has not received (x) any notice or claim to the effect that it is or is reasonably expected to be liable to any person as a result of a Release (as such term is defined in ADDENDUM A hereto) or threatened Release or (y) any notice letter or request for information under CERCLA (as such term is defined in ADDENDUM A hereto) that are reasonably likely to have a Material Adverse Effect; and

           (vi) No Environmental Lien (as such term is defined in ADDENDUM A hereto) and no unrecorded Environmental Lien of which the Company has notice has attached to any property of the Company.

     (p) ACCOUNTS RECEIVABLE. All customer and trade notes and accounts receivable owned by the Company are fully collectible in the aggregate, to the extent of the aggregate face value thereof as indicated on the Most Recent Balance Sheet, within 180 days of the invoice date.

     (q) PRODUCTS IN WARRANTY. Attached as SCHEDULE 2(q) are true, complete and correct copies of the Company's standard warranty agreements used in connection with its business operations. The Company's standard warranty agreements apply to each product in warranty except as otherwise indicated on
SCHEDULE 2(q). The Company is not in violation in any material respect of any such warranty agreement.

     (r) INVENTORY. All inventory of the Company, whether or not reflected in the Most Recent Balance Sheet, consists of a quality and quantity usable and salable in the ordinary course of business, except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value in the Most Recent Balance Sheet in accordance with GAAP. All inventories not written off have been priced at the lower of cost or market. The quantities of each type of inventory (whether raw materials, work-in-process, or finished goods) are not excessive, but are reasonable and warranted in the present circumstances of the Company. The amount of defective or deficient work in process and finished goods inventory, in the aggregate, is not material to the inventory taken as a whole.

     (s) AGREEMENT WITH P.J. NOYES. The Company is party to a manufacturing and marketing agreement with P.J. Noyes, Inc. ("NOYES") relating to, among other things, the distribution of glucose tablets (the "NOYES AGREEMENT"). The Noyes Agreement is in full force and effect. The Company has not received notice that Noyes intends to terminate the Noyes Agreement. The Company is not in breach or violation of the Noyes Agreement and, to the Company's knowledge, (i) Noyes is not in breach of the Noyes Agreement, and (ii) no event, occurrence or condition exists which, with the lapse of time, the giving of notice, or both, would become a default by Noyes or the Company under the Noyes Agreement. The Company has no reason to believe that Noyes will terminate the Noyes Agreement as a result of the consummation of the transactions contemplated by this Agreement.

     (t) AGREEMENT WITH CIMETRA. The Company is party to an agreement with Cimetra ("CIMETRA") relating to, among other things, warehousing, shipping and related services (the "CIMETRA AGREEMENT"). The Cimetra Agreement is in full force and effect. The Company has not received notice that Cimetra intends to terminate the Cimetra Agreement. The Company is not in breach or violation of the Cimetra Agreement and, to the Company's knowledge, (i) Cimetra is not in breach of the Cimetra Agreement, and (ii) no event, occurrence or condition exists which, with the lapse of time, the giving of notice, or both, would become a default by Cimetra or the Company under the Cimetra Agreement. The Company has no reason to believe that Cimetra will terminate the Cimetra Agreement as a result of the consummation of the transactions contemplated by this Agreement.

     SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS. Each Stockholder, severally and not jointly, represents and warrants to the Purchasers that:

     (a) CAPACITY; DUE EXECUTION. He has capacity to enable him to execute and deliver, and to perform his obligations under, this Agreement and each other agreement, instrument and document executed or required to be executed pursuant hereto, and the execution, delivery and performance of this Agreement and each other agreements, instrument and document executed or required to be executed pursuant hereto have, or on or prior to the Closing Date will have, been duly executed and delivered;

     (b) VALIDITY AND ENFORCEABILITY. This Agreement constitutes, and each other agreement, instrument and document executed or required to be executed pursuant hereto when executed and delivered by him will constitute, his valid and binding obligations, enforceable in accordance with its respective terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, fraudulent conveyance or similar laws affecting the enforcement of creditors' or secured parties' rights or debtors' obligations generally, (ii) the availability of specific performance or other equitable remedies may be limited by equitable principles of general applicability (whether in a court of law or in equity), and (iii) the indemnification provisions with respect to securities law matters may be limited by applicable securities laws or principles of public policy.

     (c) TITLE TO SECURITIES. He owns and has good, valid and marketable title to the Securities set forth opposite his name on EXHIBIT B, free and clear of all Liens, puts, calls, options, preemptive rights, stockholder agreements and voting rights; and

     (d) EFFECT OF TRANSACTION. Neither the execution and delivery of this Agreement or any other agreement or instrument executed or required to be executed pursuant hereto, nor the consummation of the transactions herein contemplated, nor compliance with the terms, conditions and provisions hereof by him:

           (i) will conflict with, or result in a breach or violation of, or constitute a default under, any Applicable Law on his part or will conflict with, or result in a breach or violation of, or constitute a default in the performance, observance or fulfillment of, or a default under, or permit the acceleration of any obligation or liability in, or, but for any requirement of giving of notice or passage of time or both, would constitute such a conflict with, breach or violation of, or default under, or permit any such acceleration in, any material agreement to which he is a party or by which he or his property is bound;

           (ii) will result in or permit the creation or imposition of any Lien upon any of his property or assets; or

           (iii) will require any Governmental Authorization or Governmental Filing.

     (e)   INVESTMENT.

           (i) Each Stockholder is acquiring the Shares for his own account for investment and not with a view to, or for sale in connection with, any transaction which would constitute a distribution within the meaning of the Securities Act.

           (ii) Each Stockholder understands that none of the Shares have been registered under the Securities Act or the securities laws of any state, and in the absence of such registration (or an exemption therefrom), he may be required to hold the Shares for an indefinite period of time; that the exemptions from any registration under the Securities Act provided by Rule 144 promulgated thereunder are not presently available and may not necessarily become available to him; and that even if available, such rule may permit resales of the Shares only in limited amounts and upon compliance with the terms and conditions of such rule.

           (iii) Each Stockholder (A) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of this investment in the Shares; (B) is able to bear the complete loss of its investment in the Securities; and (C) has reviewed the Selfcare SEC Documents and has had the opportunity to ask questions of, and receive answers from, the Purchasers concerning the terms and conditions of the offering of the Shares and to obtain additional information.

           (iv) Each Stockholder acknowledges and agrees that until such time as he is no longer required under the Securities Act and the rules and regulations thereunder, the certificates representing the Shares shall bear a legend referencing the Securities Act.

           (v) Each Stockholder is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

     (f) EXCLUSIVE REPRESENTATIONS; DUE DILIGENCE. Neither of the Purchasers nor any other party has made any representations to the Stockholders or any of their authorized representatives concerning the Purchasers or any other matter affecting or relating to the business of the Purchasers or the transactions contemplated herein other than those representations set forth in SECTION 4 hereof which, the Stockholders acknowledge and agree, are the sole and exclusive representations upon which they may rely and have relied in consummating the transactions contemplated herein. The Stockholders have had an opportunity to ask questions and receive answers concerning the business of the Purchasers and the terms and conditions of the offering of the Shares contemplated herein and have had full access to such other information concerning the Purchasers as they have requested. The Stockholders have also had an opportunity to ask questions of the officers of the Purchasers concerning the Purchasers and the business of the Purchasers which questions were answered to the Stockholders' satisfaction.

     (g) TAX MATTERS. None of the Stockholders expect any Taxing Authority to assess any additional Taxes for any period for which Tax Returns have been filed. None of the Stockholders has knowledge based upon personal contact with any agent of a Taxing Authority of any claim concerning any Tax liability of the Company.

     SECTION 4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS. The Purchasers, acting jointly and severally, hereby represent and warrant to the Company and the Stockholders as follows:

     (a) ORGANIZATION AND BUSINESS; POWER AND AUTHORITY; EFFECT OF TRANSACTION; ORDINARY COURSE OF BUSINESS.

           (i) Each of the Purchasers (A) is a corporation duly organized, validly existing and in good standing under the laws of Delaware; (B) has all requisite power and authority (corporate and other) to own or hold under lease its properties and to conduct its business as now conducted; and (C) has been duly qualified and is authorized to do business and is in good standing as a foreign corporation in each jurisdiction in which the character of its property or the nature of its business or operations requires such qualification or authorization, except where the failure to so qualify does not, in the aggregate, have a Material Adverse Effect on the Purchasers.

           (ii) Each of the Purchasers has all requisite power and authority (corporate and other) in order to enable it to execute and deliver, and to perform its obligations under, this Agreement and each Other Agreement, and the execution, delivery and performance of this Agreement and each agreement, instrument or other document executed or required to be executed pursuant hereto have been duly and validly authorized by all requisite corporate or other action. This Agreement has been, and on the Closing Date the Other Agreements will be, duly executed and delivered by the Purchasers and constitutes, and each agreement, instrument or other document executed or required to be executed pursuant hereto when executed and delivered by the Purchasers will constitute legal, valid and binding obligations of the Purchasers, enforceable in accordance with their respective terms, except as: (A) the enforceability thereof may be limited by bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other laws of general applicability affecting the enforcement of creditors' or secured parties' rights or debtors' obligations generally; (B) the availability of specific performance or other equitable remedies may be limited by equitable principles of general applicability (whether such matter is considered in a proceeding at law or in equity); and (C) the indemnification provisions with respect to securities law matters may be limited by applicable securities laws or principles of public policy.

           (iii) Neither the execution and delivery of this Agreement, the Other Agreements or any other agreement, instrument or other document executed or required to be executed pursuant hereto, nor the consummation of the transaction herein contemplated, nor compliance with the terms, conditions and provisions hereof by the Purchasers:

                 (A) will conflict with, or result in a breach or violation of, or constitute a default under, any Applicable Law on the part of either Purchaser or will conflict with, or result in a breach or violation of, or constitute a default under, or permit the acceleration of any obligation or liability in, or, but for any requirement of giving of notice or passage of time or both, would constitute such a conflict with, breach or violation of, or default under, or permit any such acceleration in, any Material Agreement to which either of the Purchasers or any of their respective subsidiaries is a party or by which either of the Purchasers or any of their respective subsidiaries or their respective property is bound, except where such conflicts, breaches, violations or defaults described in this paragraph do not, in the aggregate, have a Material Adverse Effect on consummation of the transactions contemplated hereby or on the Purchasers;

                 (B) will result in or permit the creation or imposition of any Lien upon any property now owned or leased by either of the Purchasers; or

                 (C) will, based on the representations and warranties of the Company set forth in SECTION 2(e) and the Stockholders in SECTION 3(d) require any Governmental Authorization or Governmental Filing, except for filings contemplated by the Registration Rights Agreement referred to in
     SECTION 7(b)(vi) hereof and any other agreements entered into pursuant hereto.

     (b) CAPITALIZATION. The capitalization of Selfcare as of February 10, 1998, including the authorized capital stock, the number of shares issued and outstanding, the number of shares reserved for issuance pursuant to the Selfcare's stock option plans, the number of shares reserved for issuance pursuant to Option Securities or Convertible Securities is set forth on SCHEDULE 4(b). All of such outstanding shares of capital stock of Selfcare have been validly issued, fully paid and nonassessable. No shares of capital stock of Selfcare are subject to preemptive rights or any other similar rights granted, created, suffered or caused by Selfcare or any liens or encumbrances granted, created, suffered or caused by Selfcare or any of its Subsidiaries. Except as disclosed in SCHEDULE 4(b), as of the date of this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of capital stock of Selfcare or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which Selfcare or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of Selfcare or any of its Subsidiaries, (ii) issuance of the Shares will not trigger antidilution or similar rights for any outstanding securities of Selfcare, and
(iii) there are no agreements or arrangements under which Selfcare or any of its Subsidiaries is obligated to register the sale of any of its or their securities under the Securities Act. Selfcare has furnished to the Company true and correct copies of the Selfcare's Certificate of Incorporation as in effect on the date hereof (the "SELFCARE CERTIFICATE OF INCORPORATION"), and Selfcare's Bylaws as in effect on the date hereof (the "SELFCARE BY-LAWS"). Selfcare has set forth on
SCHEDULE 4(b) a list of all instruments and agreements (other than the Selfcare Certificate of Incorporation and Selfcare By-laws) governing or concerning Option Securities or Convertible Securities (and Selfcare shall provide to the Stockholders copies thereof upon the request of the Stockholders). At the Closing, Selfcare shall provide the Stockholders with a written confirmation of this representation signed by Selfcare's Chief Executive Office or Chief Financial Officer on behalf of Selfcare as of the date of the Closing. Except as set forth on SCHEDULE 4(b), all issued and outstanding shares of capital stock of the Purchasers were issued (A) in compliance with or in transactions exempt from the registration provisions of the Securities Act, and (B) in compliance with or in transactions exempt from the registration provisions of applicable state securities or "blue-sky" laws.

     (c) THE SHARES. The Shares have been duly authorized and, when issued on the Closing Date, will be validly issued, fully paid, non-assessable and free from all taxes, liens, claims and encumbrances directly or indirectly imposed or suffered by Selfcare or any of its Subsidiaries or affiliates, will be entitled to all rights and preferences accorded to a holder of Common Stock, shall upon listing with the AmEx be entitled to be traded on the same markets and exchanges as the other shares of Common Stock are traded, and will not be subject to preemptive rights or other similar rights of stockholders of Selfcare or of any other person or entity granted, created, suffered or caused by Selfcare or any of its Subsidiaries.

     (d) NOTE ISSUANCE. When issued and delivered in accordance with the terms hereof, the Note will be duly and validly issued free from all liens, claims, and encumbrances directly or indirectly imposed or suffered by Selfcare or any of its Subsidiaries or affiliates, will not be subject to preemptive rights or other similar rights of stockholders of Selfcare or of any other person or entity granted, created, suffered or caused by Selfcare or any of its Subsidiaries, and will constitute a valid and legally binding obligation of Selfcare, enforceable in accordance with its terms, except to the extent that such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, usury, marshaling or other laws affecting the enforcement generally of contractual parties' rights and remedies (including such as may deny giving effect to waivers of contractual parties' rights) or by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity.

     (e)   INVESTMENT.

           (i) Each of the Purchasers is acquiring the Securities for its own account for investment and not with a view to, or for sale in connection with, any transaction which would constitute a distribution within the meaning of the Securities Act.

           (ii) Each of the Purchasers understands that none of the Securities have been registered under the Securities Act or the securities laws of any state, and in the absence of such registration (or an exemption therefrom), it may be required to hold the Securities for an indefinite period of time; that the exemptions from registration under the Securities Act provided by Rule 144 promulgated thereunder are not presently available and may not necessarily become available to it; and that even if available, such rule may permit resales of the Securities only in limited amounts and upon compliance with the terms and conditions of such rule.

           (iii) Each of the Purchasers (A) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of this investment in the Securities; (B) is able to bear the complete loss of its investment in the Securities; and (C) has had the opportunity to ask questions of, and receive answers from, the Company concerning the terms and conditions of the offering of the Securities and to obtain additional information.

           (iv) Each of the Purchasers acknowledges and agrees that until such time as it is no longer required under the Securities Act and the rules and regulations thereunder, the certificates representing the Securities shall bear a legend referencing the Securities Act.

           (v) Each of the Purchasers is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

     (f) BROKER OR FINDER. No Person other than Covington Associates ("COVINGTON") assisted in or brought about the negotiation of this Agreement or the subject matter of the transactions contemplated hereby in the capacity of broker, agent or finder or in any similar capacity on behalf of the Purchasers and, except for the fees and expenses of Covington, the Purchasers have not incurred any broker's, finder's or similar fees or commissions payable with respect to the transactions contemplated by this Agreement.

     (g) EXCLUSIVE REPRESENTATIONS; DUE DILIGENCE. Neither the Company nor any other party has made any representations to the Purchasers or any of their authorized representatives concerning the Company or any other matter affecting or relating to the Business or the transactions contemplated herein other than those representations set forth in SECTIONS 2 AND 3 hereof and in SECTION 7 of the ROFR Agreement - AMG which, the Purchasers acknowledge and agree, are the sole and exclusive representations upon which they may rely and have relied in consummating the transactions contemplated herein. The Purchasers have had an opportunity to ask questions and receive answers concerning the Company and the Business and the terms and conditions of the offering of the Securities contemplated herein and have had full access to such other information concerning the Company as they have requested. The Purchasers have also had an opportunity to ask questions of the officers of the Company and the Stockholders concerning the Company and the Business which questions were answered to the Purchasers' satisfaction.

     (h) LIFESCAN. Selfcare has not received any notice from Lifescan, Inc. that Lifescan intends to terminate Selfcare's exclusive worldwide alliance with LifeScan. Selfcare is not, and to the knowledge of Selfcare, Lifescan is not in breach or violation of any material term or provision of such alliance. The distribution of the product, as described in the Sales Distribution Agreement for Testing System for Blood Glucose (the "NEW SYSTEM") between LifeScan, Inc. and Selfcare (the "LIFESCAN DISTRIBUTION AGREEMENT") is not, to the knowledge of Selfcare, subject to any material threat of delay or interruption.

     (i) LITIGATION. SCHEDULE 4(i) contains a brief description of all litigation or legal or other actions, suits, proceedings or investigations, at law or in equity or admiralty, or before any federal, state, municipal or other governmental department (including, without limitation, the National Labor Relations Board), commission, board, agency or instrumentality, domestic or foreign, in which the Purchasers or any of their officers or directors, in such capacity, is engaged, as of the date hereof or, to the knowledge of the Purchasers as of the date hereof, with which the Purchasers or any of their officers or directors, in such capacity, is threatened in connection with the business or affairs or properties or assets of the Purchasers.

     (j) REGULATORY APPROVALS AND CONSENTS. The Purchasers have, and are in material compliance with, all of the Regulatory Approvals and Consents which are required to carry on the business of the Purchasers as currently conducted. There are no Regulatory Approvals or Consents required to consummate the transactions contemplated by this Agreement. Except for renewals expected to be obtained in the ordinary course of business, none of the Regulatory Approvals or Consents held by Selfcare and any of its Subsidiaries requires the consent or filing of any third party in order for such Regulatory Approval or Consent to continue to be in effect after the Closing Date.

     (k) SEC DOCUMENTS; FINANCIAL STATEMENTS. Except as disclosed in SCHEDULE 4(k), since December 31, 1996, Selfcare has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission (the "COMMISSION") pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") (all of the foregoing filed after December 31, 1996 and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being referred to herein as the "SELFCARE SEC DOCUMENTS"). The Company has delivered to each Purchaser true and complete copies of the Selfcare SEC Documents, except for exhibits, schedules and incorporated documents. As of their respective dates, the Selfcare SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder applicable to the Selfcare SEC Documents, at the time they were filed with the Commission, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the statements made in any such Selfcare SEC Documents which is required to be updated or amended under applicable law has not been so updated or amended. None of the statements made in any such Selfcare SEC Documents which was or has become inaccurate or misleading, and which would have a Material Adverse Effect and is required to be disclosed, has not been so updated or amended. The financial statements of Selfcare included in the Selfcare SEC Documents have been prepared in accordance with GAAP, consistently applied, and the rules and regulations of the Commission during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they do not include footnotes or are condensed or summary statements) and, fairly present in all material respects the consolidated financial position of Selfcare and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, immaterial year-end audit adjustments).

     (l) INTELLECTUAL PROPERTY. Except as specifically disclosed in the Selfcare SEC Documents, each of Selfcare and its Subsidiaries owns, is licensed to use, or possesses adequate and enforceable rights to use all material patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other similar rights and proprietary knowledge (collectively, "INTANGIBLES") used or necessary for the conduct of its business as now being conducted and as described in Selfcare's Annual Report on Form 10-KSB/A for its most recently ended fiscal year. To Selfcare's best knowledge, except as specifically disclosed in the Selfcare SEC Documents or set forth in SCHEDULE 4(l), neither Selfcare nor any of its Subsidiaries infringes on or is in conflict with any right of any other person with respect to any Intangibles nor is there any claim of infringement made by a third party against or involving Selfcare or any of its Subsidiaries, which infringement, conflict or claim, individually or in the aggregate, could reasonably be expected to result in an unfavorable decision, ruling or finding which would have a Material Adverse Effect.

     (m) SELFCARE MATERIAL AGREEMENTS. Except as described on SCHEDULE 4(m), neither Selfcare nor any of its Subsidiaries has entered into any Selfcare Material Agreements during the period between the filing of its most recent Form 10-Q under the Exchange Act and the date hereof. A true and correct copy, if in writing, and if oral, an accurate written summary, of each Selfcare Material Agreement listed on SCHEDULE 4(m) has been delivered to the Stockholders. Each Selfcare Material Agreement is in full force and effect and enforceable in accordance with its terms. Selfcare has not received notice that any party with it to a Selfcare Material Agreement intends to terminate such agreement. Except as set forth in SCHEDULE 4(m) or as specifically disclosed in the Selfcare SEC Documents, none of Selfcare, its Subsidiaries or, to the knowledge of Selfcare, any of the other parties thereto, is in breach or violation of any Selfcare Material Agreement, which breach or violation would have a Material Adverse Effect, or of any other existing agreement or document which Selfcare will be required to list or describe in any subsequent Commission filing. No event, occurrence or condition exists which, with the lapse of time, the giving of notice, or both, would become a default by Selfcare or its Subsidiaries under any Selfcare Material Agreement which would have a Material Adverse Effect.

     (n) FINANCING. The Purchasers have obtained a commitment for senior bank debt financing, a true and correct copy of which has been furnished to the Company. The Purchasers know of no reason why the conditions to the obligation to fund the commitment will not be timely satisfied.

     (o) NO MATERIAL ADVERSE CHANGE. Since September 30, 1997, there has been no change which has had a Material Adverse Effect on the business of Selfcare and its Subsidiaries, taken as a whole except as disclosed in SCHEDULE 4(o).

     SECTION 5. COVENANTS AND AGREEMENTS OF THE PARTIES. The parties do hereby, jointly and severally, covenant and agree as follows:

     (a)   ACCESS TO INFORMATION; CONFIDENTIALITY.

           (i) Each of the Company and the Purchasers shall afford to the other party and each of its respective officers, directors, employees, attorneys, accountants, financial advisors, in the case of the Purchasers, and other representatives or agents, as the case may be, reasonable access during mutually agreeable business hours throughout the period from the date hereof to the Closing Date to all of its properties, books and records (and shall permit copies to be made thereof) and, during such period, each of the Company and the Purchasers shall provide each of the other parties and its financing sources, in the case of the Purchasers, and each of their respective representatives such financial and operating data and such other information with respect to their business and properties as they shall from time to time reasonably request.

           (ii) Each of the Purchasers acknowledges that all information being provided to it or, in the case of the Purchasers, its financing source, by the Company is subject to the terms of a confidentiality agreement dated October, 1997 by and among the Company and Bear Stearns (the "CONFIDENTIALITY AGREEMENT"), the terms of which are incorporated herein by reference. Effective upon, and only upon, the Closing, the Confidentiality Agreement shall terminate.

     (b) AGREEMENT TO COOPERATE. Subject to the terms and conditions herein provided, each of the parties hereto shall cooperate and use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under Applicable Laws to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, using all commercially reasonable efforts to:

           (i) prepare and file with the applicable Authorities, as promptly as practicable after the execution of this Agreement, all requisite applications, notifications, registrations, filings and submissions, amendments thereto and publications and requests for extensions and waivers in connection therewith, together with all related information, data and exhibits, as may be necessary to obtain all Governmental Authorizations legally required for, or otherwise required by Applicable Law in connection with, the consummation of the transactions contemplated by this Agreement.

           (ii) defend vigorously against any Legal Actions in which such party is named as a defendant which seeks to enjoin, restrain or prohibit the consummation of the transactions contemplated hereby or seeks damages with respect to such transactions, including, without limitation, to lift any injunction or other legal bar to such consummation (and, in such case, to proceed with such consummation as expeditiously as possible); and

           (iii) obtain the satisfaction of the conditions specified in
SECTION 7.

     (c) PUBLIC ANNOUNCEMENTS. Until such time, including following any termination of this Agreement as may be mutually agreed upon by the parties to this Agreement, none of the parties shall, without the approval of the Purchasers and the Company, which approval shall not unreasonably be withheld, delayed or conditioned, make or cause to be made any press release or other public announcement that directly or indirectly discloses the transactions contemplated by this Agreement, except as and to the extent that it is required to make by Law or, in the case of Selfcare, by its listing agreement with the AmEx. Prior to making any press release or other public announcement that may be required by Law or the AmEx, the party proposing to make the same shall advise the others and afford them the opportunity to review and comment upon its content.

     (d) DIRECTORS' AND OFFICERS' INDEMNIFICATION. The Company shall not take, and the Purchasers shall not permit the Company to take, for a period of six (6) years after the Closing, any action that would diminish the rights to indemnification of each present and former director, officer, employee and agent of the Company contained in the Articles of Incorporation or By-Laws, respectively, of the Company as in effect on the Closing Date.

     SECTION 6.   ADDITIONAL COVENANTS.

     (a) COVENANTS OF THE COMPANY. The Company hereby agrees to keep, perform and fully discharge the following covenants and agreements:

           (i) INTERIM CONDUCT OF COMPANY BUSINESS. From the date hereof until the Closing, the Company shall operate its business consistent with prior practice and in the ordinary course of business, except that the Company shall repay all its indebtedness for money borrowed on or before the Closing Date. Without limiting the generality of the foregoing, from the date hereof until the Closing Date, except for transactions contemplated by this Agreement or expressly approved in writing by the Purchasers, the Company shall not:

               (A) enter into or amend any employment, bonus, severance or retirement contract or arrangement, or increase any salary or other form of compensation payable, or to become payable, to any executive or employee other than (i) salary increases for employees of the Company who are not Stockholders and whose current salary is less than $75,000 per annum and
     (ii) normal year-end bonuses and gifts to employees who are not Stockholders in the aggregate of approximately $10,000;

               (B) make any payments to any Stockholder, AMG or any Affiliate that would cause the Net Assets to be less than $1,000,000 (including $100,000 in cash) as of the Closing Date;

               (C) purchase, lease or otherwise acquire any real estate or any interest therein;

               (D) declare, set aside or pay any dividend or make any other Distribution with respect to any equity security of the Company that would cause the Net Assets to be less than $1,000,000 (including $100,000 in cash) as of the Closing Date;

               (E) merge or consolidate with, or agree to merge or consolidate with, or purchase or agree to purchase all or substantially all of the assets of, acquire securities of or otherwise acquire, any Person;

               (F) sell, lease or otherwise dispose of, or agree to sell, lease or otherwise dispose of, any of its material assets, properties, rights or claims, whether tangible or intangible, except in the ordinary course of business;

               (G) authorize for issuance, issue, sell or deliver any of its equity securities, Option Securities or Convertible Securities;

               (H) split, combine or reclassify any class of equity security or redeem or otherwise acquire, directly or indirectly, any of its equity securities;

               (I) incur any indebtedness not pre-payable without penalty or premium;

               (J) place or permit to be placed any Lien on any of its assets or properties, other than statutory Liens arising in the ordinary course of business;

               (K) make or authorize any amendments or changes to its corporate charter or By-Laws not approved in writing by the Purchasers except as expressly contemplated by this Agreement;

               (L) make any investment in excess of $25,000, whether singly or in the aggregate, in property, plant and equipment and other items of capital expenditure;

               (M) accelerate receivables or delay or postpone payment of any accounts payable or other liability, except in the ordinary course of business;

               (N) amend, modify or terminate any Material Agreement; or

               (O) make any changes in its accounting practices or tax elections.

     (b) COVENANTS OF SELFCARE. Selfcare hereby agrees to keep, perform and fully discharge the following covenants and agreements:

           (i) SELFCARE MATERIAL AGREEMENTS. Selfcare agrees to promptly provide true and correct copies, if in writing, and if oral, accurate written summaries, of each Selfcare Material Agreement that Selfcare or any of its Subsidiaries enters into after the date hereof and before the Closing Date, and, where feasible, to inform the Stockholders of any such Selfcare Material Agreement prior to the execution thereof by Selfcare or any of its Subsidiaries.

           (ii) AMG PAYABLES. Selfcare shall, by the date 90 days after the Closing Date, cause the Company to bring all payables owed by it to AMG current to within 60 days of the date 90 days after the Closing Date.

           (iii) BELOW-MARKET ISSUANCES. During the period between the date of this Agreement and the Closing Date, Selfcare shall not issue, and shall not agree to issue, any shares of its Common Stock at a price below the closing price of its Common Stock on the AmEx for the trading day immediately preceding such issuance ("below-market prices"); PROVIDED, that Selfcare may issue shares of its Common Stock at below-market prices (i) in exchange for convertible notes originally issued to stockholders of Cambridge Biotech Limited (Cambridge Diagnostics), and (ii) in connection with the exercise of any Option Securities, Convertible Securities, Warrants or similar obligations of Selfcare outstanding on the date of this Agreement in accordance with their existing terms or, in the case of Option Securities, hereafter awarded to employees in accordance with Selfcare's existing option plans.

     SECTION 7. CLOSING CONDITIONS. The obligations of the parties hereto are subject to the conditions specified below.

     (a) OBLIGATIONS OF THE PURCHASERS. The obligations of the Purchasers to consummate the transactions contemplated by this Agreement are subject to the satisfaction as of the Closing of the following conditions, each of which may be waived by the Purchasers in their sole discretion:

           (i) The representations and warranties of the Company and the Stockholders made in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of the Company and the Stockholders made in this Agreement that are not so qualified, shall be true and correct in all material respects, in each case on and as of the Closing, as though made on and as of the Closing Date.

           (ii) The Company and the Stockholders shall have performed their covenants contained in this Agreement required to be performed by the time of the Closing.

           (iii) During the period from the date hereof until the Closing Date, nothing shall have occurred that could, individually or in the aggregate, result in a Material Adverse Change to the business of the Company.

           (iv) The Company and the Stockholders shall have delivered to the Purchasers a certificate dated the Closing Date and signed by duly authorized signatories of the Company and the Stockholders confirming the satisfaction of the foregoing CLAUSES (i), (ii) AND (iii).

           (v) No injunction or order of any court or administrative agency or other government body or public authority of competent jurisdiction shall be in effect as of the Closing which restrains or prohibits the consummation of the transactions contemplated hereby; nor shall there be any lawsuit, claim, arbitration, proceeding or investigation pending against the Company or any Stockholder which questions the legality of or seeks to enjoin, restrain or prohibit the transactions contemplated hereby or which is reasonably expected to have a Material Adverse Effect on the Business.

           (vi) The Company shall have obtained consents to the transactions contemplated by this Agreement under the Material Agreements, if any, listed on
SCHEDULE 4(m) as requiring such consents.

           (vii) Each of the Stockholders and AMG shall have executed and delivered Non-competition and Confidentiality Agreements substantially in the form of EXHIBIT C hereto.

           (viii) On or before the Closing Date the Purchasers shall have obtained senior debt financing on terms reasonably satisfactory to Purchasers.

           (ix) On or before the Closing Date, the Company shall have repaid all its indebtedness for money borrowed, excluding certain amounts owed to AMG described in SECTION 6(b)(ii).

           (x) The Stockholders and AMG shall have delivered to the Purchasers a duly executed Right of First Refusal Agreement (AMG) (the "ROFR AGREEMENT - AMG") in substantially the form of EXHIBIT D hereto.

           (xi) Each Stockholder and AMG shall have executed and delivered to the Purchasers a Right of First Refusal Agreement (Acquisitions offered to AMG or the Stockholders) in substantially the form of EXHIBIT E hereto.

           (xii) AMG and the Company shall have executed and delivered to the Purchasers a Management Services Agreement in substantially the form of EXHIBIT F hereto.

           (xiii) Each of Herb Cover and Robert Oringer and Selfcare shall have entered into an employment contract in substantially the form of EXHIBIT G hereto.

           (xiv) AMG and the Company shall have executed and delivered to the Purchasers a Supply Agreement substantially in the form of EXHIBIT H hereto.

           (xv) Each of the Stockholders and the Escrow Agent shall have executed and delivered the Escrow Agreement referred to in SECTION 8(g) of this Agreement, and concurrently with the Closing, each of the Stockholders shall have made all deposits due under the Escrow Agreement.

           (xvi) Selfcare and Robert Oringer shall have executed and delivered an agreement substantially in the form of EXHIBIT I hereto providing for the appointment of Robert Oringer to the Board of Directors and his resignation from the Board of Directors under certain circumstances.

           (xvii) The Company shall have terminated all Liens against its assets which are perfected by financing statements.

           (xviii) The Purchasers shall have received a favorable opinion, dated the Closing Date, from Schulte Roth & Zabel LLP, counsel for the Company and the Stockholders in the form of EXHIBIT J hereto.

           (xix) The Purchasers shall have received a favorable opinion, dated the Closing Date, from Kaufman & Laramee, Canadian counsel for the Company and the Stockholders in the form of EXHIBIT K hereto.

     (b) OBLIGATIONS OF THE COMPANY AND THE STOCKHOLDERS. The obligations of the Company and the Stockholders to consummate the transactions contemplated by this Agreement are subject to the satisfaction as of the Closing of the following conditions, each of which may be waived by the Company and the Stockholders in their sole discretion:

           (i) The representations and warranties of the Purchasers made in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of the Purchasers made in this Agreement that are not so qualified, shall be true and correct in all material respects, in each case on and as of the Closing, as though made on and as of the Closing Date.

           (ii) The Purchasers shall have performed their covenants contained in this Agreement required to be performed by the time of the Closing.

           (iii) During the period from the date hereof until the Closing Date, nothing shall have occurred that could, individually or in the aggregate, result in a Material Adverse Change to the business of Selfcare or its Subsidiaries, taken as a whole.

           (iv) The Purchasers shall have delivered to the Company and the Stockholders a certificate dated the Closing Date and signed by duly authorized signatories of the Purchasers confirming the satisfaction of the foregoing CLAUSES (i), (ii) AND (iii).

           (v) No injunction or order of any court or administrative agency or other governmental body or public authority of competent jurisdiction shall be in effect as of the Closing which restrains or prohibits the consummation of the transactions contemplated hereby; nor shall there be any lawsuit, claim, arbitration, proceeding or investigation pending against the Purchasers which questions the legality or seeks to enjoin, restrain or prohibit the transactions contemplated hereby or which is reasonably expected to have a Material Adverse Effect on Selfcare and its Subsidiaries, taken as a whole.

           (vi) The Purchasers shall have obtained consents to the transactions contemplated by this Agreement under the Selfcare Material Agreements, if any, as requiring such consents.

           (vii) Selfcare and each of the Stockholders shall have executed and delivered a Registration Rights Agreement substantially in the form of EXHIBIT L hereto.

           (viii) Ron Zwanziger shall have executed and delivered to the Stockholders a Lock-up Agreement substantially in the form of EXHIBIT M hereto.

           (ix) Selfcare shall have executed and delivered to Robert Oringer an agreement substantially in the form of EXHIBIT I hereto providing for the appointment of Robert Oringer to the Board of Directors of Selfcare and his resignation from the Board of Directors under certain circumstances.

           (x) The Company and each Stockholder shall have received favorable opinions, dated the Closing Date, from Foley, Hoag & Eliot LLP, counsel for the Purchasers, in the form of EXHIBIT N hereto.

           (xi) AMG and the Company shall have executed and delivered to the Stockholders a Management Services Agreement substantially the form of EXHIBIT F hereto.

           (xii) The Purchasers shall have entered into an employment contract with each of Herb Cover and Robert Oringer in substantially the form of EXHIBIT G hereto.

           (xiii) AMG and the Company shall have executed and delivered to the Stockholders a Supply Agreement substantially in the form of EXHIBIT H hereto.

           (xiv) The Purchasers and the Escrow Agent shall have executed and delivered to each Stockholder the Escrow Agreement referred to in SECTION 8(g) of this Agreement.

     SECTION 8.   INDEMNIFICATION.

     (a) SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The parties hereto agree to shorten the applicable period of limitation of claims made under representations and warranties, and for that purpose each and every such representation and warranty of the Company, the Stockholders and the Purchasers set forth in this Agreement (including, without limitation, any certificates furnished in connection therewith) shall survive until thirty (30) days after the receipt by the Purchasers of the audited financial statements of the Company for the calendar year ending December 31, 1998 (the "SURVIVAL PERIOD"), except with respect to (i) the representations and warranties set forth in SECTIONS 2(n), 3(c), 3(e) AND 4(e), which shall survive the Closing until the expiration of the applicable statute of limitations; and (ii) the representations and warranties set forth in SECTION 2(i), which shall survive the Closing until the first to occur of (x) the expiration of the statute of limitations (and any extensions thereof) applicable to the Tax in respect of which indemnification is being sought without the assertion of a deficiency in respect thereof by the applicable governmental entity, or (y) the completion of the final audit and determination by the applicable governmental entity with respect to such Tax and final disposition of any deficiency resulting therefrom. From and after the applicable period of survival with respect to such respective representations and warranties of the Company, Stockholders and the Purchaser, none of the Stockholders, Company or the Purchasers or any Affiliate of the Stockholders or the Purchasers shall have any liability whatsoever with respect to any such representation or warranty, except for breaches as to which any party shall have notified the other party prior to such date. This SECTION 8(a) shall have no effect upon any other obligation of the parties hereto to be performed after the Closing Date.

     (b) INDEMNIFICATION BY STOCKHOLDERS. Each Stockholder hereby agrees, jointly and severally, to indemnify, defend and hold each of the Purchasers, its officers, directors, employees, and agents harmless from and in respect of any and all losses, damages, costs and expenses of any kind and nature whatsoever (including, without limitation, reasonable attorneys' fees and disbursements) which may be sustained or suffered by any of them (collectively, "LOSSES"), arising out of or resulting from any breach or inaccuracy of any representation or warranty or the breach of or failure to perform any warranty, covenant, undertaking or other agreement of the Company or such Stockholder contained in this Agreement or any other document or instrument executed in connection therewith; PROVIDED, HOWEVER, that in the event the transactions contemplated by this Agreement are consummated, the maximum liability of the Stockholders hereunder or otherwise with respect to such representations, warranties, covenants, undertakings, or other agreements contained in this Agreement shall not exceed an amount equal to the amount placed in escrow in accordance with
SECTION 8(g) hereof; PROVIDED, FURTHER, that liability of the Stockholders for representations and warranties contained in SECTIONS 2(i), 2(n), 3(c) and 3(e) shall be without limitation. For all purposes of this SECTION 8, "Losses" for breach of any representation, warranty or covenant contained in this Agreement shall be determined without giving effect to any qualification or limitation in such representation, warranty or covenant as to materiality or Material Adverse Effect.

     (c) INDEMNIFICATION BY THE PURCHASERS. The Purchasers hereby agree, jointly and severally, to indemnify, defend and hold each Stockholder, the Company, its officers, directors, employees, consultants and agents harmless from and in respect of any and all Losses which may be sustained or suffered by any of them arising out of or resulting from any breach or inaccuracy of any representation or warranty of the Purchasers or the breach of or failure to perform any warranty, covenant, undertaking or other agreement of the Purchasers contained in this Agreement or any other document or instrument executed in connection herewith.

     (d) MINIMUM INDEMNIFICATION. Notwithstanding anything to the contrary contained herein, none of the Purchasers, its officers, directors, employees, consultants and agents shall be entitled to recover from the Company or the Stockholders and the Stockholders and/or the Company, its officers, directors, employees, consultants and agents shall not be entitled to recover from the Purchasers unless and until the total of all claims for indemnity or damages with respect to any inaccuracy or breach of any such representations or warranties other than those contained in SECTION 2(n), 3(c) and 3(e) above or breach of or default in the performance of any covenants, undertakings or other agreements, whether such claims are brought under this SECTION 8 or otherwise, exceeds $125,000, and then only to the extent of such excess.

     (e) NOTICE AND OPPORTUNITY TO DEFEND. If there occurs an event which a party asserts is an indemnification event pursuant to SECTION 8(b) OR 8(c), the parties seeking indemnification shall promptly notify the other parties obligated to provide indemnification (collectively, the "INDEMNIFYING PARTY"). If such event involves (i) any Claim or (ii) the commencement of any action, suit or proceeding by a third person, the party seeking indemnification will give such Indemnifying Party prompt written notice of such Claim or the commencement of such action, suit or proceeding; PROVIDED, HOWEVER, that the failure to provide prompt notice as provided herein will relieve the Indemnifying Party of its obligations hereunder only to the extent that such failure prejudices the Indemnifying Party. Such notice shall summarize the basis for the claim and any claim of liability being asserted by a third party. In case any such action, suit or proceeding shall be brought against any party seeking indemnification and it shall notify the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to participate therein and, to the extent that it desires to do so, to assume the defense thereof, with counsel reasonably satisfactory to such party seeking indemnification (it being agreed that Schulte Roth & Zabel LLP and Foley, Hoag & Eliot LLP shall be reasonably satisfactory) and, after notice from the Indemnifying Party to such party seeking indemnification of such election so to assume the defense thereof, the Indemnifying Party shall not be liable to the party seeking indemnification hereunder for any attorneys' fees or any other expenses, in each case subsequently incurred by such party, in connection with the defense of such action, suit or proceeding. The party seeking indemnification agrees to cooperate fully with the Indemnifying Party and its counsel in the defense against any such action, suit or proceeding. In any event, the party seeking indemnification shall have the right to participate at its own expense in the defense of such action, suit or proceeding. In no event shall an Indemnifying Party be liable for any settlement or compromise effected without its prior consent, which consent shall not unreasonably be withheld, delayed or conditioned.

     (f) EXCLUSIVE REMEDY. The indemnification provisions of this SECTION 8 shall constitute the exclusive remedy after the Closing of each party hereto with respect to the breach or inaccuracy of any representation or warranty made by any other party hereto in this Agreement; PROVIDED, HOWEVER, that the indemnification provided for in this SECTION 8 shall not be the sole and exclusive remedy of the parties with respect to any matter that is (i) based upon fraud or willful or deliberate wrongdoing or (ii) based on any inaccuracy or breach of a representation or warranty contained in SECTIONS 2(i), 2(n), 3(c) or 3(e).

     (g) ESCROW AGREEMENT. In order to provide Purchasers with assurances that there will be sufficient funds available to meet the Stockholders' indemnity obligations hereunder, the Stockholders shall escrow Shares with a value on the Closing Date equal to ten percent (10%) of the Purchase Price (without regard to any premium on the Note) for a period equal to the Survival Period, in accordance with the provisions of the Escrow Agreement attached as EXHIBIT O hereto (the "ESCROW AGREEMENT"). Such escrowed Shares shall be used for the purpose of, and (except for breaches for which there is unlimited liability as provided in SECTION 8(b)) shall be the exclusive source for, making payments to Indemnified Persons pursuant to this SECTION 8.

     SECTION 9. TAX MATTERS. The following provisions shall govern the allocation of responsibility as between the Purchasers and the Stockholders for certain tax matters following the Closing Date:

     (a) TAX PERIODS ENDING ON OR BEFORE THE CLOSING DATE. The Purchasers shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Company for all periods ending on or prior to the Closing Date which are filed after the Closing Date. The Purchasers shall permit the Stockholders to review and comment on each such Tax Return described in the preceding sentence prior to filing. The Stockholders shall reimburse the Purchasers for Taxes of the Company with respect to such periods within fifteen
(15) days after payment by the Purchasers or the Company of such Taxes to the extent such Taxes are not reflected in the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face of the Closing Balance Sheet.

     (b) TAX PERIODS BEGINNING BEFORE AND ENDING AFTER THE CLOSING DATE. The Purchasers shall prepare or cause to be prepared and file or cause to be filed any Tax Returns of the Company for Tax periods which begin before the Closing Date and end after the Closing Date. The Stockholders shall pay to the Purchasers within fifteen (15) days after the date on which Taxes are paid with respect to such periods an amount equal to the portion of such Taxes which relates to the portion of such taxable period ending on the Closing Date to the extent such Taxes are not reflected in the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face of the Closing Balance Sheet. For purposes of this Section, in the case of any Taxes that are imposed on a periodic basis and are payable for a Taxable period that includes (but does not end on) the Closing Date, the portion of such Tax which relates to the portion of such taxable period ending on the Closing Date shall (x) in the case of any Taxes other than Taxes based upon or related to income or receipts, be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction the numerator of which is the number of days in the taxable period ending on the Closing Date and the denominator of which is the number of days in the entire taxable period, and (y) in the case of any Tax based upon or related to income or receipts be deemed equal to the amount which would be payable if the relevant taxable period ended on the Closing Date. Any credits relating to a taxable period that begins before and ends after the Closing Date shall be taken into account as though the relevant taxable period ended on the Closing Date. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practice of the Company.


     (c)   COOPERATION ON TAX MATTERS.

           (i) The Purchasers, the Company and the Stockholders shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of tax Returns pursuant to this Section and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Company and the Stockholders agree (A) to retain all books and records with respect to Tax matters pertinent to the Company relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by the Purchasers or the Stockholders, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (B) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, the Company or the Stockholders, as the case may be, shall allow the other party to take possession of such books and records.

           (ii) The Purchasers and the Stockholders further agree, upon request, to use their best efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

           (iii) The Purchasers and the Stockholders further agree, upon request, to provide the other party with all information that either party may be required to report pursuant to Section 6043 of the Code and all Treasury Department Regulations promulgated thereunder.

     (d) CERTAIN TAXES. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement (including any New York State Gains Tax, New York City Transfer Tax and any similar tax imposed in other states or subdivisions), shall be paid by the Stockholders when due, and the Stockholders will, at their own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable law, the Purchasers will, and will cause their affiliates to, join in the execution of any such Tax Returns and other documentation.

     SECTION 10. DEFINITIONS. As used herein, except as otherwise specifically set forth below in this Section or unless the context otherwise requires, the terms (or any variant in the form thereof) set forth in this Agreement have the respective meanings set forth in this Section. Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa, and the reference to any gender shall be deemed to include all genders. Unless otherwise defined or the context otherwise clearly requires, terms for which meanings are provided herein shall have such meanings when used in the Schedules hereto and each agreement, notice, certificate, communication, opinion or other document executed or required to be executed pursuant hereto or thereto or otherwise delivered, from time to time, pursuant hereto or thereto.

     "ADJUSTMENTS" is defined in SECTION 2(b) of the Agreement.

     "AFFILIATE" shall mean, with respect to any Person, (a) any other Person at the time directly or indirectly controlling, controlled by or under direct or indirect common control with such Person, (b) any other Person of which such Person at the time owns, directly or indirectly, twenty percent (20%) or more of any class of the capital stock or beneficial interest, (c) any other Person which at the time owns, directly or indirectly, twenty percent (20%) or more of any class of the capital stock or beneficial interest of such Person, (d) any executive officer or director of such Person, (e) with respect to any partnership, joint venture or similar Entity, any general partner thereof, and
(f) when used with respect to an individual, shall include any member of such individual's immediate family or a trust for the benefit of any thereof. A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power to direct or cause the direction of the management or policies of such Person or the disposition of its assets or properties, whether by stock, equity or other ownership, by contract, arrangement or understanding, or otherwise.

     "AGREEMENT" shall mean this Stock Purchase Agreement including, unless the context otherwise specifically requires, all schedules and exhibits hereto, and as the same may from time to time be supplemented, amended, modified or restated in the manner herein provided.

     "AMEX" is defined in SECTION 1(b) of the Agreement.

     "AMG" is defined in SECTION 2(a) of the Agreement.

     "APPLICABLE LAW" shall mean any Law of any Authority, including, without limitation, all federal, state, local and foreign Laws, to which the Person in question is subject or by which it or any of its business or operations is subject or any of its property is bound.

     "AUTHORITY" shall mean any governmental or quasi-governmental authority, whether administrative, executive, judicial, legislative or other, or any combination thereof, including, without limitation, any U.S., Canadian or other federal, state, territorial, county, municipal or other government or governmental or quasi-governmental agency, arbitrator, authority, board, body, branch, bureau, central bank or comparable agency or Entity, commission, corporation, court, department, instrumentality, master, mediator, panel, referee, system or other political unit or subdivision or other Entity of any of the foregoing.

     "BEAR STEARNS" is defined in SECTION 2(n) of the Agreement.


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

     "BASE PRICE" is defined in SECTION 1(b) of the Agreement.

     "BUSINESS" is defined in the first whereas clause of the Agreement.

     "CASH" is defined in SECTION 1(b) of the Agreement.

     "CLAIMS" shall mean, with respect to any Person, any and all debts, liabilities, obligations, losses, damages, deficiencies, assessments and penalties of or against such Person, together with all Legal Actions pending or threatened, claims and judgments of whatever kind and nature relating thereto, and all fees, costs, expenses and disbursements (including, without limitation, reasonable attorneys' and other legal fees, costs and expenses) reaching to any of the foregoing.

     "CLOSING" is defined in SECTION 1(c) of the Agreement.

     "CLOSING BALANCE SHEET" shall mean the balance sheet containing the Financial Statements as of the Closing Date.

     "CLOSING DATE" is defined in SECTION 1(c) of the Agreement.

     "CLOSING SHARE PRICE" means the average of the closing prices of the Common Stock on the AmEx on the Closing Date and on the four trading days immediately preceding the Closing Date.

     "CODE" shall mean the United States Internal Revenue Code of 1986, as amended.

     "COMMISSION" is defined in SECTION 4(k) of the Agreement.

     "COMPANY" is defined in the first paragraph of the Agreement.

     "COMMON STOCK" is defined in SECTION 1(b) of the Agreement.

     "CONFIDENTIALITY AGREEMENT" is defined in SECTION 5(a) of the Agreement.

     "CONSENTS" shall mean consents, licenses, permits, certifications and approvals granted by any non-governmental third party.

     "CONSIDERATION PREMIUM" is defined in SECTION 1(c)(i)(A) and
SECTION 1(c)(ii)A.

     "CONVERTIBLE SECURITIES" shall mean, with respect to any Person, any evidences of indebtedness, shares of capital stock (other than common stock) or other securities directly or indirectly convertible into or exchangeable for shares of common stock, whether or not the right to convert or exchange thereunder is immediately exercisable or is conditioned upon the passage of time, the occurrence or non-occurrence or existence or non-existence of some other event, or both.

     "DISTRIBUTION" shall mean, with respect to any Person: (a) the declaration or payment of any dividend (except dividends payable in common stock of such Person) on or in respect of any shares of any class of capital stock or equity security of such Person, (b) the purchase, redemption or other retirement of any shares of any class of capital stock or equity security of such Person or any shares of capital stock of any Subsidiary owned by a Person other than such Person or a Subsidiary (otherwise than out of the substantially concurrent sale to Persons other than such Person or its Subsidiaries of shares of stock of the same class, provided that in case of any such capital stock of a Subsidiary, the proportion of such Subsidiary's stock of that class held by Persons other than such Person and its Subsidiaries does not increase), and (c) any other distribution on or in respect of any shares of any class of capital stock of such Person or any shares of capital stock of any Subsidiary owned by a Person other than such Person or a Subsidiary.

     "DOLLARS" and "$" shall mean the lawful money of the United States of America.

     "EMPLOYMENT ARRANGEMENT" shall mean, with respect to any Person, any employment, consulting, retainer, severance or similar contract, agreement, plan, policy (exclusive of any which is terminable within ninety (90) days without liability, penalty or payment of any kind of such Person or any of its Affiliates), or providing for severance, termination payments, insurance coverage (including any self-insured arrangements), workers compensation, disability benefits, life, health, medical, dental or hospitalization benefits, supplemental unemployment benefits, vacation or sick leave benefits, pension or retirement benefits or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation rights or other forms of incentive compensation or post-retirement insurance, compensation or post-retirement insurance compensation or benefits, or any collective bargaining or other labor agreement, whether or not any of the foregoing is subject to the provisions of ERISA.

     "ENTITY" shall mean any corporation, firm, unincorporated organization, association, partnership, limited liability company, trust (inter vivos or testamentary), estate of a deceased, insane or incompetent individual, business trust, joint stock company, joint venture or other organization, entity or business, whether acting in an individual, fiduciary or other capacity, or any Authority.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as from time to time in effect, and any successor law, and any reference to any statutory provision shall be deemed to be a reference to any successor provision.

     "ESCROW AGREEMENT" is defined in SECTION 8(g) of the Agreement.

     "EXCHANGE ACT" is defined in SECTION 4(k) of the Agreement.

     "FINANCIAL STATEMENTS" is defined in SECTION 2(b) of the Agreement.

     "GAAP" shall mean generally accepted accounting principles as in effect from time to time in the United States of America.

     "GOVERNMENTAL AUTHORIZATIONS" shall mean all approvals, concessions, consents, franchises, licenses, permits, plans, registrations and other authorizations of all Authorities.

     "GOVERNMENTAL FILINGS" shall mean all filings, including franchise and similar tax filings, and the payment of all fees, assessments, interest and penalties associated with such filings, with all Authorities.

     "GOVERNMENTAL ORDER" shall mean all decisions, decrees, findings, judgments, and orders, whether or not final, of any Authority in any Legal Action.

     "HEREIN", "HEREOF", "HERETO", "HEREUNDER" and similar terms contained in the Agreement or any other instrument executed or required to be executed pursuant hereto or thereto refer, except where the context clearly indicates the contrary, to the Agreement or such other instrument, as the case may be, as a whole and not to any particular Section, paragraph or provision of the Agreement or such other instrument.

     "HSR ACT" shall mean the Hart-Scott-Rodino Antitrust Improvement Act of 1976, and the rules and regulations thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

     "INCLUDING" and "INCLUDES" shall mean including without limiting the generality of any description preceding such term.

     "INDEMNIFYING PARTY" is defined in SECTION 8(E) of the Agreement.

     "IRS" shall mean the United States Internal Revenue Service or any successor Authority.

     "LAW" shall mean any (a) administrative, judicial, legislative or other action, code, consent decree, constitution, decree, directive, enactment, finding, guideline, law, injunction, interpretation judgment, order, ordinance, regulation, requirement, rule, rule of law, rule of public policy, settlement agreement, statute, or writ of any Authority; (b) the common law, or other legal or quasi-legal precedent; or (c) arbitrator's, mediator's or referee's award, decision or finding.

     "LEGAL ACTION" shall mean, with respect to any Person, any litigation or legal or other actions, arbitrations, investigations, proceedings or suits, at law or in arbitration, equity or admiralty (whether or not purported to be brought on behalf of such Person) affecting such Person or any of its business or property or assets.

     "LIEN" shall mean any of the following: mortgage; lien (statutory or other); preference, priority or other security agreement, arrangement or interest; hypothecation, pledge or other deposit arrangement; assignment; charge; levy; executory seizure; attachment, garnishment; encumbrance (including any easement, exception, variance, reservation or limitation, right of way, zoning restriction, building or use restriction, and the like); conditional sale, title retention or other similar agreement, arrangement, device or restriction; preemptive or similar right; any financing lease involving substantially the same economic effect as any of the foregoing; the Filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction; restriction on sale, transfer, assignment, disposition or other alienation; or any option, equity, claim or right of or obligation to, any other Person, of whatever kind and character.

     "LOSSES" is defined in SECTION 8(b) of the Agreement.

     "MATERIAL" or "MATERIALITY" for the purposes of the Agreement, shall, unless specifically stated to the contrary, be determined with reference to the Company without regard to the fact that various provisions of the Agreement set forth specific dollar amounts.

     "MATERIAL ADVERSE" when used alone or in conjunction with other terms (including without limitation "Change" and "Effect") shall mean, (i) with respect to Selfcare, any event or set of events which has a material adverse effect upon the business, properties, financial condition or results of operation of Selfcare and its Subsidiaries taken as a whole and, (ii) with respect to the Company, any event or set of events which has a material adverse effect upon the business, properties, financial condition or results of operation of the Company.

     "MATERIAL AGREEMENT" shall mean, with respect to any Person, any agreement, contract, arrangement, undertaking, commitment, license or obligation required to be listed in Section 2(l) or which to the extent it relates to (a) any supplier of such Person, accounted for more than ten percent (10%) of the purchases of such Person in any of the three most recent fiscal years of such Person, (b) any customer of such Person, accounted for more than ten percent (10%) of the sales of such Person in any of the three most recent fiscal years of such Person, (c) any other matter, involves in excess of $50,000, or (d) in the case of the Company, its Distribution Agreements and other contracts with P.J. Noyes Company, Inc., Sherwood Medical Company and Chronimed.

     "MOST RECENT BALANCE SHEET" is defined in Section 2(b) of the Agreement.

     "NET ASSETS" is defined in SECTION 1(b) of the Agreement.

     "NET ASSETS AUDIT" is defined in SECTION 1(b) of the Agreement.

     "NOTE" is defined in SECTION 1(b) of the Agreement.

     "OPTION SECURITIES" shall mean all rights, options and warrants, and calls or commitments evidencing the right to subscribe for, purchase or otherwise acquire shares of capital stock or Convertible Securities, whether or not the right to subscribe for, purchase or otherwise acquire is immediately exercisable or is conditioned upon the passage of time, the occurrence or non-occurrence or the existence or nonexistence of some other event.

     "OTHER AGREEMENTS" is defined in SECTION 2(a) of the Agreement.

     "OTHER SECURITIES" is defined in SECTION 1(c)(i).

     "PERMIT" is defined in SECTION 2(o) of the Agreement.

     "PERSON" shall mean any natural individual or any Entity.

     "PLAN" shall mean, with respect to any Person and at a particular time, any employee benefit plan which is covered by ERISA and in respect of which such Person or an ERISA Affiliate (as defined in ERISA) is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an employer as defined in Section 3(5) of ERISA.

     "POTENTIAL PREMIUM" is defined in SECTION 1(b) of the Agreement.

     "PURCHASE PRICE" is defined in SECTION 1(b) of the Agreement.

     "PURCHASER" and "PURCHASERS" are defined in the first paragraph of the Agreement.

     "REGULATORY APPROVALS" shall mean the consents, licenses, certifications and approvals to do business granted by, or authorizations of, declarations or filings with, courts, administrative agencies or commissions and other governmental Authorities or instrumentalities, domestic or foreign, and of any other accrediting agency.

     "RELATED AGREEMENT" or "RELATED AGREEMENTS" means the agreements referred to in SECTION 8(a)(viii).

     "ROFR AGREEMENT - AMG" is defined in SECTION 7(a)(x) of the Agreement.

     "SECURITIES" is defined in the second whereas clause of the Agreement.

     "SECURITIES ACT" is defined in SECTION 2(a)(v) of the Agreement.

     "SELFCARE" is defined in the first paragraph of the Agreement.

     "SELFCARE MATERIAL AGREEMENTS" means, as of any date of determination, any contract or other agreement or arrangement to which Selfcare or any of its Subsidiaries is bound and which would have to be publicly filed or disclosed by Selfcare if Selfcare were required to file a Form 10-K under the Exchange Act on such date.

     "SELFCARE SEC DOCUMENTS" is defined in SECTION 4(k) of the Agreement.

     "SELFCARE SHARES" is defined in SECTION 1(c)(i).

     "SELFCARE SHARE PRICE" is defined in SECTION 1(c)(i)(A).

     "SHARES" is defined in SECTION 1(b) of the Agreement.

     "STOCKHOLDERS" is defined in the first paragraph of the Agreement.

     "SUBSIDIARY" shall mean, with respect to any Person, any Entity a majority of the capital stock ordinarily entitled to vote for the election of directors or, if no such voting stock is outstanding a majority of the equity interests, of which is owned directly or indirectly by such Person, or any subsidiary of such Person.

     "SURVIVAL PERIOD" is defined in SECTION 8(a) of the Agreement.

     "TAX" (and with correlative meanings, "Taxes" and "Taxable"), shall mean all U.S. and foreign (including Canadian) federal, state, provincial or local net or gross income, gross receipts, net proceeds, estimates, sales, use, ad valorem, value added, franchise, withholding, payroll, employment, excise, property, alternative or add-on minimum, environmental or other taxes, assessments, duties, fees, levies or other governmental charges of any nature whatever, whether disputed or not, together with any interest, penalties, additions to tax or additional amounts with respect thereto.

     "TAXING AUTHORITY" means any governmental agency, board, bureau, body, department or authority of any U.S., Canadian or foreign jurisdiction having jurisdiction with respect to any Tax.

     "TAX RETURNS" shall mean any returns, reports or statements (including any information returns and estimated tax returns) required to be filed for purposes of a particular Tax.

     "THIRD PARTY AUDITOR" is defined in SECTION 1(b).

     "TRANSACTION" is defined in SECTION 1(c)(i).

     "WRITTEN" or "IN WRITING" shall mean any form of written communication or a communication by means of telex, telecopier device, telegraph or cable.

     SECTION 11.   MISCELLANEOUS.

     (a) NATURE OF REPRESENTATIONS AND WARRANTIES. The parties shall not be liable or bound in any manner by expressed or implied representations, warranties, covenants, conditions, agreements or indemnifications pertaining to the subject matter of this Agreement, or any other matter whatsoever, made or furnished by any officer, director, employee, stockholder, attorney, principal, controlling person, agent or other person representing or purporting to represent one of the parties unless such representations, warranties, covenants, conditions, agreements or indemnifications are expressly and specifically set forth herein or in any schedule, exhibit or other document expressly made a part hereof. The representations, warranties, covenants, agreements and indemnifications of the parties shall not be deemed waived or otherwise affected by any investigation made by or on behalf of any party hereto.

     Certain of the representations and warranties are made "to the knowledge" of a particular party. The parties hereto agree that the meaning of such expression shall in all cases be understood as comprising actual knowledge of the party making such representations and warranties or any executive officer of such party after a reasonable investigation thereof under the circumstances, provided that the "knowledge of the Company" shall be deemed to include the actual knowledge of the Stockholders.

     (b) ENTIRE AGREEMENT. This Agreement (which term, unless the context otherwise specifically requires, includes any exhibits or schedules hereto and all agreements, instruments, financial statements, opinions, or other documents and certificates delivered pursuant hereto) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements, arrangements, commitments, covenants, promises, conditions, understandings, inducements, representations and negotiations, expressed or implied, written or oral, between or among them as to such subject matter, including, without limitation, any so-called "letters of intent" but excluding any confidentiality agreements with respect thereto. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

     (c) RIGHTS AND REMEDIES. Anything in this Agreement to the contrary notwithstanding, upon any termination of this Agreement, each party shall be entitled to actual damages only and in no event to incidental, consequential or punitive damages, measured by loss of anticipated profits or otherwise.

     (d) EXPENSES. The Stockholders shall pay all their own costs and expenses and all costs and expenses of the Company (including, without limitation, the costs and expenses of legal counsel and of Bear Stearns) relating to the execution, delivery and performance of this Agreement, except that upon the Closing the Purchasers shall assume fees and expenses of Stockholders incurred in connection with the negotiation and documentation of this transaction not to exceed $600,000. The Purchasers shall pay all their own costs and expenses (including, without limitation, the costs and expenses of legal counsel) relating to the execution, delivery and performance of this Agreement.

     (e) TERMINATION. Anything contained in this Agreement to the contrary notwithstanding, this Agreement may be terminated:

           (i) By mutual agreement of the Purchasers and the Stockholders; or

           (ii) By the Purchasers or Stockholders holding a majority of the Securities, if, other than as a result of a breach or violation of or default under this Agreement by the terminating party, the Closing shall not have occurred on or before February 28, 1998; or

           (iii) By the Stockholders holding a majority of the Securities upon notice to Purchasers if (A) a condition to the performance of the Stockholders set forth in SECTION 7(b) hereof shall not be fulfilled at the time specified for the fulfillment thereof; (B) a material default under, or a material breach of, this Agreement shall be made by the Purchasers; or (C) any representation or warranty set forth in this Agreement or in any instrument delivered by the Purchasers pursuant hereto shall be materially false or misleading; or

           (iv) By the Purchasers by notice to the Company if (X) a condition to the performance of the Purchasers set forth in SECTION 7(a) hereof shall not be fulfilled at the time specified for the fulfillment thereof; (Y) a material default under or a material breach of this Agreement shall be made by the Company or the Stockholders; or (Z) any representation set forth in this Agreement or in any instrument delivered by the Company or the Stockholders pursuant hereto shall be materially false or misleading; or

           (v) By any party, if, other than as a result of a breach or violation of or default under this Agreement by the terminating party which resulted therein, an Authority of competent jurisdiction shall have issued a Governmental Order (which Order the parties hereto shall use all commercially reasonable business efforts to lift or reverse), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such Order shall have become a final order.

     Written notice setting forth the reasons for any termination (other than pursuant to PARAGRAPH (i)) shall be given by the terminating party to each other party, and the party receiving the same shall have thirty (30) days within which to cure the default specified in such notice.

     The provisions of SECTIONS 5(a) (to the extent therein provided) AND 5(c) shall survive the termination of this Agreement. Except as set forth in this paragraph, upon the termination of this Agreement, it shall become void and have no further force and effect, and there shall be no liability hereunder on the part of any party hereto; PROVIDED that no such termination shall relieve the breaching party of liability for its breach hereunder.

     (f) WAIVERS; AMENDMENTS. Anything in this Agreement to the contrary notwithstanding, amendments to and modifications of this Agreement may be made, required consents and approvals may be granted, compliance with any term, covenant, agreement, condition or other provision set forth herein may be omitted or waived, and misrepresentations and breaches of warranties may be waived, either generally or in a particular instance and either retroactively or prospectively with, but only with, the written consent of the party or parties entitled to the benefit thereof.

     Whenever any provision of this Agreement provides for the consent or approval of one party as a condition to some action or omission to act of the other party, such consent or approval shall not be unreasonably withheld, delayed or conditioned.

     (g) ASSIGNMENT; SUCCESSORS AND ASSIGNS. This Agreement shall not be assignable by any party without the prior written consent of the others; PROVIDED that the Purchasers may assign their rights under SECTION 8 to any senior lender to the Company. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, legal representatives, successors and permitted assigns, including, without limitation, successors by operation of law pursuant to any merger, consolidation or sale of assets involving any of the parties. Nothing in this Agreement expressed or implied is intended to and nothing herein shall be construed to confer upon or create in any person (other than parties hereto and their permitted successors and assigns and the Persons named in SECTION 5(d) OR 8(b) any rights or remedies under or by reason of this Agreement, including, without limitation, any rights to enforce this Agreement.

     (h) NOTICES. All notices and other communications which by any provision of this Agreement are required or permitted to be given shall be given in writing and shall be (i) mailed by first-class mail or by a reputable nationally-recognized overnight courier service ("EXPRESS MAIL"), postage prepaid, (ii) sent by telecopy, confirmed by mailing (by first class or express mail, postage prepaid) written confirmation at substantially the same time as such rapid transmission, or (iii) personally delivered to the receiving party (which if other than an individual shall be an officer or other responsible party of the receiving party). All such notices and communications shall be mailed, sent or delivered to it at the address set forth below or to such facsimile number(s) or address(es) as the party entitled to receive any such communication or notice may have designated by written notice to the other parties as follows:

    If to the Company or any Stockholder:

          Can-Am Care Corporation
          Cimetra Industrial Park
          Box 98
          Chazy, New York 12921-0098
          Attention:
          Facsimile: (800) 461-4414

    with a copy to each other party and to:

          Schulte Roth & Zabel LLP
          900 Third Avenue
          New York, New York 10022
          Attention: Stuart D. Freedman, Esq.
          Facsimile: (212) 593-5955

    If to Purchasers:

          Selfcare, Inc.
          200 Prospect Street
          Waltham, MA 02154
          Attention: Ron Zwanziger, Chairman of the Board
          Facsimile: (617) 647-3939

    with a copy to:

          Foley, Hoag & Eliot LLP
          One Post Office Square
          Boston, MA 02109
          Attention: John D. Patterson, Jr., Esq.
          Facsimile: (617) 832-7000

     A notice delivered in person shall be effective when given; a notice sent by mail shall be deemed effective on the earlier of the date of receipt or refusal to accept or the third business day after it has been mailed; a notice sent by telecopy shall be deemed to be given when receipt of such transmission is acknowledged or other evidence of receipt is evident.

     (i) SEVERABILITY. If any provision of this Agreement shall be held or deemed to be, or shall in fact be, invalid, inoperative, illegal or unenforceable as applied to any particular case in any jurisdiction or jurisdictions, or in all jurisdictions or in all cases, because of the conflicting of any provision with any Applicable Law or for any other reason, such circumstance shall not have the effect of rendering the provision or provisions in question invalid, inoperative, illegal or unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provision or provisions herein contained invalid, inoperative, illegal or unenforceable to the extent that such other provisions are not themselves actually in conflict with such Applicable Law, but this Agreement shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative, illegal or unenforceable provision had never been contained herein and such provision reformed so that it would be valid, operative and enforceable to the maximum extent permitted in such jurisdiction or in such case, except when such reformation and construction could operate as an undue hardship on any party, or constitute a substantial deviation from the general intent and purpose of such party as reflected in this Agreement.

     The parties shall endeavor in good faith negotiations to replace the invalid, inoperative, illegal or unenforceable provisions with valid, operative, legal and enforceable provisions the economic effect of which comes as close as possible to that of the invalid, inoperative, illegal or unenforceable provisions.

     (j) COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, binding upon all the parties hereto, notwithstanding that all the parties are not signatories to the original or the same counterpart. In pleading or proving any provision of this Agreement it shall not be necessary to produce more than one of such counterparts.

     (k) SECTION HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

     (l) FURTHER ACTS. Each party agrees that at any time, and from time to time, before and after the consummation of the transactions contemplated by this Agreement, it will do all such things and execute and deliver all such agreements, assignments, instruments, other documents and assurances, as any other party or its counsel deems reasonably necessary or desirable in order to carry out the terms and conditions of this Agreement and the transactions contemplated hereby or to facilitate the enjoyment of any of the rights created hereby or to be created hereunder.

     (m) CONFLICT AMONG ATTACHMENTS. In the event of any conflict between the provisions of this Agreement and any schedule or exhibit hereto, or any agreement, instrument, other document or undertaking executed pursuant hereto, unless otherwise specifically provided therein, the provisions of this Agreement shall control.

     (n) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA AND THE LAW (OTHER THAN THE LAW GOVERNING CONFLICT OF LAW QUESTIONS) OF THE STATE OF NEW YORK EXCEPT TO THE EXTENT THE LAWS OF ANY OTHER JURISDICTION ARE MANDATORILY APPLICABLE.

                            STOCK PURCHASE AGREEMENT

                                 SIGNATURE PAGE


     IN WITNESS WHEREOF, the parties hereto have executed this Stock Purchase Agreement all pursuant to authority heretofore granted, to the extent applicable, by their respective Boards of Directors, as of the date first written above.

                                              CAN-AM CARE CORPORATION


    _______________________________           By: ___________________________
    Allan M. Goldenberg                           Name:
                                                  Title:

    _______________________________               SELFCARE, INC.
    Benjamin Topor


    _______________________________               By: __________________________
    Robert Oringer                                Name: Anthony Hall
                                                  Title: Chief Financial Officer

COVER FAMILY TRUST


By: _______________________________           SELFCARE CONSUMER PRODUCTS, INC.
    Herbert Cover, Trustee


                                              By: ______________________________
                                                  Name: Anthony Hall
                                                  Title:   Treasurer

                                   ADDENDUM A

                              CERTAIN DEFINED TERMS


     "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 ET SEQ.), as of the Closing Date.

     "HAZARDOUS MATERIALS" means any waste, pollutant, hazardous material, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, or any constituent of any such pollutant material, substance or waste regulated under any Environmental Law.

     "ENVIRONMENTAL LAWS" means all federal, state, local and foreign laws or regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder imposing liability or establishing standards of conduct for the protection of human health. Environmental Laws shall include, without limitation, CERCLA, the Hazardous Material Transportation Act (49 U.S.C. Section 1801 ET SEQ.), the Solid Waste Disposal Act (42 U.S.C.
Section 6901 ET SEQ.), the Federal Water Pollution Control Act (33 U.S.C.
Section 1251 ET SEQ.), the Clean Air Act (42 U.S.C. Section 7401 ET SEQ.), the Toxic Substances Control Act (15 U.S.C. Section 2601 ET SEQ.), the Occupational Safety and Health Act (29 U.S.C. Section 651 ET SEQ.), the Federal Insecticide Fungicide and Rodenticide Act (7 U.S.C. Section 136 ET SEQ.), the Medical Waste Tracking Act of 1988, Pub. L. No. 100-582, 102 Stat. 2950 (1988), as such laws have been amended as of the Closing Date, and any analogous federal, state, local or foreign, statutes, ordinances or bylaws as of the Closing Date.

     "ENVIRONMENTAL LIABILITIES AND COSTS" means all liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, expert and consulting fees and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand, by any corporation, partnership, trust, individual or other entity ("PERSON") which relate to any requirements of Environmental Laws, Remedial Actions, Releases or threatened Releases of Hazardous Materials, including any Environmental Law, permit, order, approval, authorization, license, variance or agreement with a federal, state or local governmental authority or other person, arising from environmental, health or safety conditions or a Release or threatened Release resulting from the past operations of the Company (or any of its predecessors in interest), or any release for which the Company is otherwise responsible under any Environmental Law.

     "ENVIRONMENTAL LIEN" means any lien or similar interest in favor of any federal, state or local governmental authority for Environmental Liabilities and Costs.

     "RELEASE" means any actual or threatened release, spill, emission, leaking, pumping, injection, disposal, discharge, dispersal, pouring, emptying, escaping, dumping, discarding, leaching or migration of Hazardous Materials into the indoor or outdoor environment including the movement of Hazardous Materials through or in the air, soil, surface water, groundwater or property, including the abandonment or discarding of barrels, containers and other closed receptacles containing any Hazardous Materials triggering either liability or any obligation to perform a Remedial Action.

     "REMEDIAL ACTION" means all actions necessary to clean up, remove, treat, remediate, investigate or otherwise mitigate an actual or threatened release of Hazardous Matersials pursuant to Environmental Laws and post-remedial monitoring and care.